Exhibit 99.3
CONSOLIDATED FINANCIAL STATEMENTS

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of AMB Property, L.P:
We have completed integrated audits of AMB Property, L.P.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005 and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedule
In our opinion, the consolidated financial statements listed in the index appearing in Exhibit 99.3 present fairly, in all material respects, the financial position of AMB Property, L.P. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing in Exhibit 99.3 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 2 to the consolidated financial statements, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, in 2003.
Internal control over financial reporting
Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A in the 2005 Annual Report on Form 10-K, that the Partnership maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Partnership maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Partnership’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Partnership’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
PricewaterhouseCoopers LLP
San Francisco, California
March 9, 2006, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations as discussed in Note 17, as to which the date is June 5, 2006.

AMB PROPERTY, L.P.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004
	(Dollars in thousands, except unit amounts)
ASSETS
Investments in real estate:
Land	$1,527,072	$1,509,145
Buildings and improvements	4,273,716	4,305,622
Construction in progress	997,506	711,377

Total investments in properties	6,798,294	6,526,144
Accumulated depreciation and amortization	(697,388)	(615,646)

Net investments in properties	6,100,906	5,910,498
Investments in unconsolidated joint ventures	118,653	55,166
Properties held for contribution, net	32,755	—
Properties held for divestiture, net	17,936	87,340

Net investments in real estate	6,270,250	6,053,004
Cash and cash equivalents	232,881	109,392
Restricted cash	34,352	37,201
Mortgages receivable	21,621	13,738
Accounts receivable, net of allowance for doubtful accounts of $6,302 and $5,755, respectively	178,682	109,028
Deferred financing costs, net	25,026	28,340
Other assets	39,927	36,240

Total assets	$6,802,739	$6,386,943

LIABILITIES AND PARTNERS’ CAPITAL
Debt:
Secured debt	$1,912,526	$1,892,524
Unsecured senior debt securities	975,000	1,003,940
Unsecured debt	23,963	9,028
Unsecured credit facilities	490,072	351,699

Total debt	3,401,561	3,257,191
Security deposits	47,055	40,260
Distributions payable	46,382	41,103
Accounts payable and other liabilities	170,307	180,923

Total liabilities	3,665,305	3,519,477
Commitments and contingencies (Note 14)
Minority interests:
Joint venture partners	853,643	828,622
Preferred unitholders	203,513	203,302

Total minority interests	1,057,156	1,031,924
Partners’ capital:
General partner, 85,585,494 and 83,019,229 units outstanding, respectively; 2,000,000 Series L preferred units issued and outstanding with a $50,000 liquidation preference, 2,300,000 Series M preferred units issued and outstanding with a $57,500 liquidation preference and 3,000,000 Series O preferred units issued and outstanding with a $75,000 liquidation preference	1,916,299	1,671,140
Limited partners, 4,250,977 and 4,600,556 units, respectively; 800,000 Series J preferred units with a $40,000 liquidation preference, 800,000 Series K preferred units with a $40,000 liquidation preference	163,979	164,402

Total partners’ capital	2,080,278	1,835,542

Total liabilities and partners’ capital	$6,802,739	$6,386,943

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Rental revenues	$632,207	$579,534	$503,665
Private capital income	43,942	12,895	13,337

Total revenues	676,149	592,429	517,002
COSTS AND EXPENSES
Property operating expenses	(88,169)	(82,958)	(73,197)
Real estate taxes	(75,039)	(65,300)	(59,616)
Depreciation and amortization	(165,438)	(141,120)	(116,067)
Impairment losses	—	—	(5,251)
General and administrative	(77,409)	(58,843)	(46,418)
Fund costs	(1,482)	(1,741)	(825)

Total costs and expenses	(407,537)	(349,962)	(301,374)

OTHER INCOME AND EXPENSES
Equity in earnings of unconsolidated joint ventures, net	10,770	3,781	5,445
Interest and other income	6,499	3,758	3,976
Gains from dispositions of real estate interests	19,099	5,219	7,429
Development profits, net of taxes	54,811	8,528	14,441
Interest expense, including amortization	(149,844)	(144,882)	(131,878)

Total other income and expenses, net	(58,665)	(123,596)	(100,587)

Income before minority interests and discontinued operations	209,947	118,871	115,041

Minority interests’ share of income:
Joint venture partners’ share of operating income	(36,398)	(29,544)	(21,015)
Joint venture partners’ share of development profits	(11,230)	(523)	(8,098)
Preferred unitholders	(15,228)	(13,903)	(13,443)

Total minority interests’ share of income	(62,856)	(43,970)	(42,556)

Income from continuing operations	147,091	74,901	72,485

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	9,844	18,899	29,245
Gains from dispositions of real estate, net of minority interests	120,814	44,716	45,359

Total discontinued operations	130,658	63,615	74,604

Net income	277,749	138,516	147,089
Series A, L, M and O preferred unit distributions	(7,388)	(7,131)	(6,999)
Series B, J and K preferred unit distributions	(6,360)	(6,360)	(11,188)
Preferred unit redemption discount/(issuance costs or premium)	—	—	(5,413)

Net income available to common unitholders	$264,001	$125,025	$123,489

Income available to common unitholders attributable to:
General partner	$250,419	$118,340	$116,716
Limited partners	13,582	6,685	6,773

Net income available to common unitholders	$264,001	$125,025	$123,489

Basic income per common unit
Income from continuing operations (includes preferred unit distributions and preferred unit redemption discount/(issuance costs or premium))	$1.51	$0.71	$0.57
Discontinued operations	1.47	0.73	0.87

Net income available to common unitholders	$2.98	$1.44	$1.44

Diluted income per common unit
Income from continuing operations (includes preferred unit distributions and preferred unit redemption discount/(issuance costs or premium))	$1.44	$0.68	$0.56
Discontinued operations	1.41	0.71	0.85

Net income available to common unitholders	$2.85	$1.39	$1.41

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	88,684,262	86,885,250	85,859,899

Diluted	92,508,725	90,120,250	87,616,365

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
For the Years ended December 31, 2005, 2004 and 2003
(dollars in thousands)

	General Partner				Limited Partners
	Preferred Units		Common Units		Preferred Units		Common Units
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Total
	(Dollars in thousands, except unit amounts)
Balance as of December 31, 2002	3,995,800	$95,994	81,800,038	$1,580,085	2,900,000	$141,103	4,846,387	$94,078	$1,911,260
Comprehensive income:
Net income	—	6,999	—	116,716	—	11,188	—	6,773
Unrealized gain on securities	—	—	—	812	—	—	—	—
Currency translation adjustment	—	—	—	662	—	—	—	—
Total comprehensive income									143,150
Contributions	4,300,000	103,373	—	—	—	—	—	—	103,373
Issuance of common limited partnership units in connection with the issuance of restricted stock and options	—	—	256,611	11,473	—	—	—	—	11,473
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	317,753	6,947	—	—	—	—	6,947
Conversion of operating partnership units to common stock	—	—	2,000	58	—	—	(2,000)	(38)	20
Conversion of operating partnership units to cash	—	—	—	—	—	—	(226,145)	(4,340)	(4,340)
Retirement of units	(3,995,800)	(95,994)	(812,900)	(21,239)	(1,300,000)	(63,288)	—	—	(180,521)
Deferred compensation	—	—	—	(11,470)	—	—	—	—	(11,470)
Deferred compensation amortization	—	—	—	8,076	—	—	—	—	8,076
Reallocation of interests	—	—	—	(1,102)	—	—	—	(956)	(2,058)
Distributions	—	(6,999)	—	(137,254)	—	(11,188)	—	(7,850)	(163,291)

Balance as of December 31, 2003	4,300,000	103,373	81,563,502	1,553,764	1,600,000	77,815	4,618,242	87,667	1,822,619
Comprehensive income:
Net income	—	7,131	—	118,340	—	6,360	—	6,685
Unrealized loss on securities and derivatives	—	—	—	(2,058)	—	—	—	—
Currency translation adjustment	—	—	—	(438)	—	—	—	—
Total comprehensive income									136,020
Issuance of common limited partnership units in connection with the issuance of restricted stock and options	—	—	204,556	12,936	—	—	—	—	12,936
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	1,233,485	27,721	—	—	—	—	27,721
Conversion of operating partnership units to common stock	—	—	17,686	618	—	—	(17,686)	(334)	284
Forfeiture of common limited partnership units in connection with the forfeiture of restricted stock	—	—	—	(646)	—	—	—	—	(646)
Deferred compensation	—	—	—	(12,936)	—	—	—	—	(12,936)
Deferred compensation amortization	—	—	—	10,444	—	—	—	—	10,444
Reallocation of interests	—	—	—	1,038	—	—	—	644	1,682
Issuance costs	—	(169)	—	—	—	—	—	—	(169)
Distributions	—	(7,131)	—	(140,847)	—	(6,360)	—	(8,075)	(162,413)

Balance as of December 31, 2004	4,300,000	103,204	83,019,229	1,567,936	1,600,000	77,815	4,600,556	86,587	1,835,542
Comprehensive income:
Net income	—	7,388	—	250,419	—	6,360	—	13,582
Unrealized loss on securities and derivatives	—	—	—	421	—	—	—	—
Currency translation adjustment	—	—	—	(1,846)	—	—	—	—
Total comprehensive income									276,324
Contributions	3,000,000	72,344	—	—	—	—	—	—	72,344
Issuance of common limited partnership units in connection with the issuance of restricted stock and options	—	—	183,216	12,962	—	—	—	—	12,962
Issuance of common limited partnership units in connection with the exercise of stock options	—	—	2,033,470	48,472	—	—	—	—	48,472
Conversion of operating partnership units to common stock	—	—	349,579	15,108	—	—	(349,579)	(6,655)	8,453
Forfeiture of common limited partnership units in connection with the forfeiture of restricted stock	—	—	—	(1,869)	—	—	—	—	(1,869)
Deferred compensation	—	—	—	(12,962)	—	—	—	—	(12,962)
Deferred compensation amortization	—	—	—	12,296	—	—	—	—	12,296
Reallocation of interests	—	—	—	(891)	—	—	—	746	(145)
Distributions	—	(7,388)	—	(149,295)	—	(6,360)	—	(8,096)	(171,139)

Balance as of December 31, 2005	7,300,000	$175,548	85,585,494	$1,740,751	1,600,000	$77,815	4,250,977	$86,164	$2,080,278

The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$277,749	$138,516	$147,089
Adjustments to net income:
Straight-line rents and amortization of lease intangibles	(19,523)	(16,281)	(10,662)
Depreciation and amortization	165,438	141,120	116,067
Impairment losses	—	—	5,251
Stock-based compensation amortization	12,296	10,444	8,075
Equity in earnings of unconsolidated joint ventures	(10,770)	(3,781)	(5,445)
Operating distributions received from unconsolidated joint ventures	2,752	2,971	5,345
Gains from dispositions of real estate interest	(19,099)	(5,219)	(7,429)
Development profits, net of taxes	(54,811)	(8,528)	(14,441)
Debt premiums, discounts and finance cost amortization, net	4,172	310	2,049
Total minority interests’ share of net income	62,856	43,970	42,556
Discontinued operations:
Depreciation and amortization	14,866	26,230	26,270
Joint venture partners’ share of net income	8,009	12,523	14,602
Gains from dispositions of real estate, net of minority interests	(120,814)	(44,716)	(45,359)
Changes in assets and liabilities:
Accounts receivable and other assets	(42,379)	(1,154)	(7,771)
Accounts payable and other liabilities	15,073	944	(6,389)

Net cash provided by operating activities	295,815	297,349	269,808
CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	1,973	(9,749)	1,103
Cash paid for property acquisitions	(424,087)	(415,034)	(470,188)
Additions to land, buildings, development costs, building improvements and lease costs	(662,561)	(581,168)	(283,878)
Net proceeds from divestiture of real estate	1,088,737	213,296	423,996
Additions to interests in unconsolidated joint ventures	(74,069)	(16,003)	(20,147)
Capital distributions received from unconsolidated joint ventures	17,483	47,849	32,851
Repayment/(issuance) of mortgage receivable	(7,883)	29,407	(30,012)

Net cash used in investing activities	(60,407)	(731,402)	(346,275)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common units	48,472	27,721	6,947
Repurchase and retirement of common and preferred units	—	—	(121,239)
Borrowings on secured debt	386,592	420,565	192,750
Payments on secured debt	(327,038)	(98,178)	(157,310)
Payments on unsecured debt	(649)	(600)
Borrowings on unsecured credit facilities	873,627	795,128	603,550
Payments on unsecured credit facilities	(697,464)	(747,432)	(431,000)
Borrowings on Alliance Fund II credit facility	—	—	8,000
Payments on Alliance Fund II credit facility	—	—	(53,500)
Payment of financing fees	(10,185)	(13,230)	(3,187)
Net proceeds from issuances of senior debt securities	—	99,067	124,566
Payments on senior debt securities	(28,940)	(21,060)	—
Net proceeds from issuances of preferred units	72,344	—	103,373
Issuance costs on preferred units	—	(169)	—
Repurchase of preferred units	—	—	(71,883)
Cash transferred to unconsolidated joint venture	—	(2,897)	—
Contributions from co-investment partners	160,544	192,956	171,042
Distributions paid to partners	(160,430)	(152,311)	(163,427)
Distributions to minority interests, including preferred units	(418,729)	(89,855)	(96,660)

Net cash (used in)/provided by financing activities	(101,856)	409,705	112,022
Net effect of exchange rate changes on cash	(10,063)	6,062	2,791
Net increase (decrease) in cash and cash equivalents	133,552	(24,348)	35,555
Cash and cash equivalents at beginning of period	109,392	127,678	89,332

Cash and cash equivalents at end of period	$232,881	$109,392	$127,678

Supplemental Disclosures of Cash Flow Information
Cash paid for interest, net of capitalized interest	$174,246	$171,298	$153,300
Non-cash transactions:
Acquisition of properties	$519,106	$695,169	$533,864
Assumption of secured debt	(74,173)	(210,233)	(42,246)
Assumption of other assets and liabilities	(5,994)	(59,970)	(7,073)
Acquisition capital	(13,979)	(8,097)	(9,870)
Minority interests’ contributions, including units issued	(873)	(1,835)	(4,487)

Net cash paid for acquisitions	$424,087	$415,034	$470,188

Contribution of properties to unconsolidated joint ventures, net	$27,282	$—	$—
The accompanying notes are an integral part of these consolidated financial statements.

AMB PROPERTY, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004
1. Organization and Formation of the Operating Partnership
     AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), commenced operations shortly before the consummation of AMB Property Corporation’s, a Maryland corporation (the “Company”), initial public offering on November 26, 1997. The Company elected to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986 (the “Code”), commencing with its taxable year ended December 31, 1997, and believes its current organization and method of operation will enable it to maintain its status as a REIT. The Operating Partnership is engaged in the acquisition, development and operation of industrial properties in key distribution markets throughout North America, Europe and Asia. The Operating Partnership uses the terms “industrial properties” or “industrial buildings” to describe various types of industrial properties in its portfolio and uses these terms interchangeably with the following: logistics facilities, centers or warehouses; distribution facilities, centers or warehouses; High Throughput Distribution® (“HTD®”) facilities; or any combination of these terms.
     Unless the context otherwise requires, the “Company” means AMB Property Corporation, the Operating Partnership and their other controlled subsidiaries and the “Operating Partnership” means AMB Property, L.P. and its subsidiaries.
     As of December 31, 2005, the Company owned an approximate 95.1% general partnership interest in the Operating Partnership, excluding preferred units. The remaining approximate 4.9% common limited partnership interests are owned by non-affiliated investors and certain current and former directors and officers of the Company. Certain properties are owned through limited partnerships, limited liability companies and other entities. The ownership of such properties through such entities does not materially affect the Operating Partnership’s overall ownership interests in the properties. As the sole general partner of the Operating Partnership, the Company has full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Operating Partnership. Net operating results of the Operating Partnership are allocated after preferred unit distributions based on the respective partners’ ownership interests.
     The Operating Partnership enters into co-investment joint ventures with institutional investors. These co-investment joint ventures provide the Operating Partnership with an additional source of capital and income. As of December 31, 2005, the Operating Partnership had investments in seven consolidated and two unconsolidated co-investment joint ventures.
     AMB Capital Partners, LLC, a Delaware limited liability company (“AMB Capital Partners”), provides real estate investment services to clients on a fee basis. Headlands Realty Corporation, a Maryland corporation, conducts a variety of businesses that include development projects available for sale or contribution to third parties and incremental income programs. IMD Holding Corporation, a Delaware corporation, also conducts a variety of businesses that include development projects available for sale or contribution to third parties. AMB Capital Partners, Headlands Realty Corporation and IMD Holding Corporation are wholly-owned direct or indirect subsidiaries of the Operating Partnership and AMB Property Corporation.
     Any references to the number of buildings, square footage, customers and occupancy stated in the financial statement footnotes are unaudited.
     As of December 31, 2005, the Operating Partnership owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, or managed buildings, properties and development projects expected to total approximately 115.0 million rentable square feet (10.7 million square meters) and 1,057 buildings in 42 markets within eleven countries. The Operating Partnership’s strategy is to become a leading provider of distribution properties in supply-constrained submarkets located near key international passenger and cargo airports, highway systems and seaports in major metropolitan areas of North America, Europe and Asia. These submarkets are generally tied to global trade.
     Of the approximately 115.0 million rentable square feet as of December 31, 2005:
•	on a consolidated basis, the Operating Partnership owned or partially owned 876 industrial buildings, principally warehouse distribution buildings, encompassing approximately 87.8 million rentable square feet that were 95.8% leased, and other buildings encompassing approximately 0.3 million rentable square feet that were 98.7% leased;

•	the Operating Partnership managed, but did not have an ownership interest in, industrial and other properties, totaling approximately 1.7 million rentable square feet;

•	through unconsolidated joint ventures, the Operating Partnership had investments in 86 industrial operating properties, totaling approximately 12.8 million rentable square feet, and in two industrial development projects, expected to total approximately 0.3 million rentable square feet;

•	on a consolidated basis, the Operating Partnership had investments in 45 industrial development projects which are expected to total approximately 11.5 million rentable square feet; and

•	on a consolidated basis, the Operating Partnership owned one development project, totaling $32.8 million and approximately 0.6 million rentable square feet, that was available for sale or contribution.
2. Summary of Significant Accounting Policies
     Basis of Presentation. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the financial position, results of operations and cash flows of the Operating Partnership, its wholly-owned taxable REIT subsidiaries and the joint ventures in which the Operating Partnership has a controlling interest. Third-party equity interests in the joint ventures are reflected as minority interests in the consolidated financial statements. The Operating Partnership also has non-controlling partnership interests in unconsolidated real estate joint ventures, which are accounted for under the equity method. All significant intercompany amounts have been eliminated.
     Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Reclassifications. Certain items in the consolidated financial statements for prior periods have been reclassified to conform to current classifications.
     Investments in Real Estate. Investments in real estate and leasehold interests are stated at cost unless circumstances indicate that cost cannot be recovered, in which case, the carrying value of the property is reduced to estimated fair value. The Operating Partnership also regularly reviews the impact of above or below-market leases, in-place leases and lease origination costs for all new acquisitions, and records an intangible asset or liability accordingly. Carrying values for financial reporting purposes are reviewed for impairment on a property-by-property basis quarterly and whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. Impairment is recognized when estimated expected future cash flows (undiscounted and without interest charges) are less than the carrying value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on assumptions regarding current and future economics and market conditions and the availability of capital. If impairment analysis assumptions change, then an adjustment to the carrying value of the Operating Partnership’s long-lived assets could occur in the future period in which the assumptions change. To the extent that a property is impaired, the excess of the carrying amount of the property over its estimated fair value is charged to earnings. As a result of leasing activity and the economic environment, the Operating Partnership re-evaluated the carrying value of its investments and recorded an impairment charge of $5.3 million in 2003 on certain of its investments. Also during the year ended December 31, 2003, the Operating Partnership recorded a reduction of depreciation expense of $2.1 million to reflect the recovery, through the settlement of a lawsuit, of capital expenditures paid in prior years. The Operating Partnership believes that there are no impairments of the carrying values of its investments in real estate as of December 31, 2005.
     Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the real estate investments. Investments which are located on-tarmac, which is land owned by federal, state or local airport authorities, and subject to ground leases are depreciated over the lesser of 40 years or the contractual term of the underlying ground lease. The estimated lives and components of depreciation and amortization expense for the years ended December 31 are as follows (dollars in thousands):

Depreciation and Amortization Expense	Estimated Lives	2005	2004	2003
Building costs	5-40 years	$85,192	$68,329	$74,820
Building costs on ground leases	5-40 years	16,631	31,268	11,581
Buildings and improvements:
Roof/HVAC/parking lots	5-40 years	6,928	6,072	5,280
Plumbing/signage	7-25 years	2,111	1,704	1,319
Painting and other	5-40 years	15,035	13,516	10,696
Tenant improvements	Over initial lease term	21,635	20,246	16,026
Lease commissions	Over initial lease term	21,095	19,655	20,306

Total real estate depreciation and amortization		168,627	160,790	140,028
Other depreciation and amortization	Various	11,677	6,560	2,309
Discontinued operations’ depreciation	Various	(14,866)	(26,230)	(26,270)

Total depreciation and amortization from continuing operations		$165,438	$141,120	$116,067

     The cost of buildings and improvements includes the purchase price of the property or interest in property, including legal fees and acquisition costs. Project costs directly associated with the development and construction of a real estate project, which include interest and property taxes, are capitalized as construction in progress. Capitalized interest related to construction projects for the years ended December 31, 2005, 2004 and 2003 was $29.5 million, $18.7 million and $8.5 million, respectively.
     Expenditures for maintenance and repairs are charged to operations as incurred. Maintenance expenditures include painting and repair costs. The Operating Partnership expenses costs as incurred and does not accrue in advance of planned major maintenance activities. Significant renovations or betterments that extend the economic useful life of assets are capitalized and include parking lot, HVAC and roof replacement costs.
     Investments in Consolidated and Unconsolidated Joint Ventures. Minority interests represent the limited partnership interests in AMB Property II, L.P. and interests held by certain third parties in several real estate joint ventures, which own properties aggregating approximately 41.7 million square feet, which are consolidated for financial reporting purposes. Such investments are consolidated because the Operating Partnership exercises significant control over major operating decisions such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.
     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 was effective beginning in the third quarter of 2003, however, the FASB deferred the implementation of SFAS 150 as it applied to certain minority interests in finite-lived entities indefinitely. The disclosure requirements for certain minority interests in finite-lived entities still apply. The Operating Partnership adopted the requirements of SFAS 150 in the third quarter of 2003, and, considering the aforementioned deferral, there was no impact on the Operating Partnership’s financial position, results of operations or cash flows. However, the minority interests associated with certain of the Operating Partnership’s consolidated joint ventures, that have finite lives under the terms of the partnership agreements represent mandatorily redeemable interests as defined in SFAS 150. As of December 31, 2005 and 2004, the aggregate book value of these minority interests in the accompanying consolidated balance sheet was $853.6 million and $828.6 million, respectively, and the Operating Partnership believes that the aggregate settlement value of these interests was approximately $1.2 billion and $1.0 billion, respectively. This amount is based on the estimated liquidation values of the assets and liabilities and the resulting proceeds that the Operating Partnership would distribute to its joint venture partners upon dissolution, as required under the terms of the respective partnership agreements. Subsequent changes to the estimated fair values of the assets and liabilities of the consolidated joint ventures will affect the Operating Partnership’s estimate of the aggregate settlement value. The partnership agreements do not limit the amount that the minority partners would be entitled to in the event of liquidation of the assets and liabilities and dissolution of the respective partnerships.
     The Operating Partnership holds interests in both consolidated and unconsolidated joint ventures. The Operating Partnership has three joint venture investments that meet the variable interest entity criteria under FASB Interpretation No. 46R, Consolidation of Variable Interest Entities “FIN 46”. Therefore, the Operating Partnership determines consolidation based on standards set forth in EITF 96-16, Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights, and Statement of Position 78-9, Accounting for Investments in

Real Estate Ventures and FIN 46. Based on the guidance set forth in these pronouncements, the Operating Partnership consolidates certain joint venture investments because it exercises significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. For joint ventures where the Operating Partnership does not exercise significant control over major operating and management decisions, but where it has significant influence, or the Company is not the primary beneficiary of a variable interest entity it uses the equity method of accounting and does not consolidate the joint venture for financial reporting purposes.
     In June 2005, the Emerging Issues Task Force (“EITF”) issued EITF 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights. Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF 96-16, Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto rights. As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. The Operating Partnership adopted the consolidation requirements of this consensus in the third quarter 2005 for all new or modified agreements and will adopt the consensus for existing agreements in the first quarter of 2006. There was not a material impact on the Operating Partnership’s financial position, results of operations or cash flows upon the adoption of the consolidation requirements of this consensus for all new or modified agreements. The Operating Partnership does not believe that there will be a material impact on the Operating Partnership’s financial position, results of operations or cash flows, upon adopting the consensus for existing agreements.
     Cash and Cash Equivalents. Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less.
     Restricted Cash. Restricted cash includes cash held in escrow in connection with property purchases, Section 1031 exchange accounts and debt or real estate tax payments.
     Mortgages and Loans Receivable. Through a wholly-owned subsidiary, the Operating Partnership holds a mortgage loan receivable of $12.8 million on AMB Pier One, LLC, an unconsolidated joint venture. The Operating Partnership also holds a loan receivable of $8.8 million on G. Accion, an unconsolidated investment. At December 31, 2004, the Operating Partnership also held a short-term mortgage on a prior year property sale totaling $0.8 million, which was repaid during 2005. The book value of the mortgages approximates fair value.
     Accounts Receivable. Accounts receivable includes all current accounts receivable, net of allowances, other accruals and deferred rent receivable of $66.7 million and $63.2 million as of December 31, 2005 and 2004, respectively. The Operating Partnership regularly reviews the credit worthiness of its customers and adjusts its allowance for doubtful accounts, straight-line rent receivable balance and tenant improvement and leasing costs amortization accordingly.
     Concentration of Credit Risk. Other real estate companies compete with the Operating Partnership in its real estate markets. This results in competition for customers to occupy space. The existence of competing properties could have a material impact on the Operating Partnership’s ability to lease space and on the amount of rent received. As of December 31, 2005, the Operating Partnership does not have any material concentration of credit risk due to the diversification of its tenants.
     Deferred Financing Costs. Costs incurred in connection with financings are capitalized and amortized to interest expense using the effective-interest method over the term of the related loan. As of December 31, 2005 and 2004, deferred financing costs were $25.0 million and $28.3 million, respectively, net of accumulated amortization.
     Financial Instruments. SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, provides comprehensive guidelines for the recognition and measurement of derivatives and hedging activities and, specifically, requires all derivatives to be recorded on the balance sheet at fair value as an asset or liability, with an offset to accumulated other comprehensive income or loss. For revenues or expenses denominated in nonfunctional currencies, the Operating Partnership may use derivative financial instruments to manage foreign currency exchange rate risk. The Operating Partnership’s derivative financial instruments in effect at December 31, 2005 were two interest rate swaps hedging cash flows of our variable rate borrowings based on Euribor (Europe) and Japanese TIBOR (Japan) and three put options hedging against adverse foreign fluctuations of the Mexican Peso and the Euro against the U.S. dollar. Adjustments to the fair value of these instruments for the year ended December 31, 2005 were immaterial. The Operating Partnership also held two interest rate swaps hedging cash flows of our variable rate borrowings based on

Euribor (Europe) and Japanese TIBOR (Japan). Adjustments to the fair value of these instruments for the year ended December 31, 2005 resulted in a gain of $0.3 million. This gain is included in accounts payable and other liabilities in the consolidated balance sheet and accumulated other comprehensive loss in the consolidated statements of partners’ capital.
     Debt. The Operating Partnership’s debt includes both fixed and variable rate secured debt, unsecured fixed rate debt, unsecured variable rate debt and credit facilities. Based on borrowing rates available to the Operating Partnership at December 31, 2005, the book value and the estimated fair value of the total debt (both secured and unsecured) was $3.4 billion, respectively. The carrying value of the variable rate debt approximates fair value.
     Debt Premiums. Debt premiums represent the excess of the fair value of debt over the principal value of debt assumed in connection with the Company’s initial public offering and subsequent property acquisitions. The debt premiums are being amortized as an offset to interest expense over the term of the related debt instrument using the effective-interest method. As of December 31, 2005 and 2004, the net unamortized debt premium was $12.0 million and $10.8 million, respectively, and are included as a component of secured debt on the accompanying consolidated balance sheets.
     Rental Revenues and Allowance for Doubtful Accounts. The Operating Partnership, as a lessor, retains substantially all of the benefits and risks of ownership of the properties and accounts for its leases as operating leases. Rental income is recognized on a straight-line basis over the term of the leases. Reimbursements from customers for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable expenses are incurred. The Operating Partnership also records lease termination fees when a customer terminates its lease by executing a definitive termination agreement with the Operating Partnership, vacates the premises and the payment of the termination fee is not subject to any conditions that must be met before the fee is due to the Operating Partnership. In addition, the Operating Partnership nets its allowance for doubtful accounts against rental income for financial reporting purposes. Such amounts totaled $3.2 million, $1.8 million and $5.6 million for the years ended December 31, 2005, 2004 and 2003, respectively.
     Private Capital Income. Private capital income consists primarily of acquisition and development fees, asset management fees and priority distributions earned by AMB Capital Partners from joint ventures and clients. Private capital income also includes promoted interests and incentive distributions from the Operating Partnership’s co-investment joint ventures.
     Stock-Based Compensation Expense. In 2002, the Operating Partnership adopted the expense recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Operating Partnership values stock options issued by the Company, its general partner, using the Black-Scholes option-pricing model and recognizes this value as an expense over the vesting periods. Under this standard, recognition of expense for stock options is applied to all options granted after the beginning of the year of adoption. Under SFAS No. 123, related stock option expense was $4.8 million, $4.0 million and $2.4 million in 2005, 2004 and 2003, respectively. Additionally, the Operating Partnership awards restricted stock and recognizes this value as an expense over the vesting periods. Related restricted stock compensation expense was $7.5 million, $6.4 million and $5.7 million for 2005, 2004 and 2003, respectively. The expense is included in general and administrative expenses in the accompanying consolidated statements of operations. The Operating Partnership adopted SFAS No. 123 prospectively and the 2003 expense relates only to stock options granted in 2002 and subsequent periods.
     Had compensation cost for the Operating Partnership’s stock-based compensation plans been determined based on the fair value at the grant dates for awards prior to 2002 consistent with the method of SFAS No. 123, the Operating Partnership’s pro forma net income available to common unitholders would have been (dollars in thousands):

	2005	2004	2003
Reduction to net income	$243	$1,100	$1,613
Adjusted earnings per common share:
Basic	$2.97	$1.43	$1.42
Diluted	$2.85	$1.37	$1.39
     Share-Based Payment. In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment (“SFAS 123R”). This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R is effective for public companies for interim and annual periods beginning after June 15, 2005. In April 2005, the Securities and Exchange Commission (“SEC”) issued a release that amends the compliance dates for SFAS 123R. Under the SEC’s new rule, the Company is required to apply SFAS 123R as of January 1, 2006. The Company adopted SFAS 123R on January 1, 2006, using the modified-prospective method. The adoption of SFAS 123R required the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. The adoption of SFAS 123R did not have a material impact on the Operating Partnership’s financial position, results of operations or cash flows because all options issued prior to 2002 had been fully amortized as of December 31, 2005.
     Interest and Other Income. Interest and other income consists primarily of interest income from mortgages receivable and on cash and cash equivalents.
     Gains from Dispositions of Real Estate Interests. When the Operating Partnership disposes of its real estate entities’ interests, gains reported from the sale of these interests represent either: (i) the sale of partial interests in consolidated co-investment joint ventures to third-party investors for cash or (ii) the sale of partial interests in properties to unconsolidated co-investment joint ventures with third-party investors for cash.
     Gains from Dispositions of Real Estate. Gains and losses are recognized using the full accrual method. Gains related to transactions which do not meet the requirements of the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met.
     Discontinued Operations. The Operating Partnership reported real estate dispositions as discontinued operations separately as prescribed under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Operating Partnership separately reports as discontinued operations the historical operating results attributable to operating properties sold and held for disposition and the applicable gain or loss on the disposition of the properties. The consolidated statements of operations for prior periods are also adjusted to conform with this classification. There is no impact on the Operating Partnership’s previously reported consolidated financial position, net income or cash flows.
     International Operations. The U.S. dollar is the functional currency for the Operating Partnership’s subsidiaries operating in the United States and Mexico. The functional currency for the Operating Partnership’s subsidiaries operating outside North America is generally the local currency of the country in which the entity is located, mitigating the effect of currency exchange gains and losses. The Operating Partnership’s subsidiaries whose functional currency is not the U.S. dollar translate their financial statements into U.S. dollars. Assets and liabilities are translated at the exchange rate in effect as of the financial statement date. The Operating Partnership translates income statement accounts using the average exchange rate for the period and significant nonrecurring transactions using the rate on the transaction date. For the years ended December 31, 2005, 2004 and 2003, gains (losses) resulting from the translation were ($1.8) million, ($0.4) million and $0.7 million, respectively. These gains (losses) are included in accumulated other comprehensive income (loss) as a separate component of partners’ capital.
     The Operating Partnership’s international subsidiaries may have transactions denominated in currencies other than their functional currency. In these instances, non-monetary assets and liabilities are reflected at the historical exchange rate, monetary assets and liabilities are remeasured at the exchange rate in effect at the end of the period and income statement accounts are remeasured at the average exchange rate for the period. Gains (losses) from remeasurement were $0.6 million, $0.5 million and ($0.1) million for the years ended 2005, 2004 and 2003, respectively. These gains (losses) are included in the consolidated statements of operations.
     The Operating Partnership also records gains or losses in the income statement when a transaction with a third party, denominated in a currency other than the entity’s functional currency, is settled and the functional currency cash flows realized are more or less than expected based upon the exchange rate in effect when the transaction was initiated. These gains and losses have been immaterial over the past three years.
     New Accounting Pronouncements. In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29 (“SFAS 153”). SFAS 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Operating Partnership does not believe that the adoption of SFAS 153 will have a material impact on the Operating Partnership’s financial position, results of operations or cash flows.
     In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for the fiscal year ending December 31, 2005. The adoption of FIN 47 did not have a material impact on the Operating Partnership’s financial position, results of operations or cash flows.
3. Real Estate Acquisition and Development Activity
     During the year ended December 31, 2005, the Operating Partnership acquired 39 industrial buildings, aggregating approximately 6.4 million square feet for a total expected investment of $522.3 million. The Operating Partnership also acquired two industrial buildings, aggregating approximately 0.5 million square feet for a total expected investment of $32.7 million, through two of its unconsolidated co-investment joint ventures. During 2004, the Operating Partnership acquired 64 industrial buildings, aggregating approximately 7.6 million square feet for a total expected investment of $695.2 million.
     During the year ended December 31, 2005, the Operating Partnership initiated 30 new industrial development projects in North America, Europe and Asia with a total expected investment of $522.4 million, aggregating approximately 7.0 million square feet. During 2004, the Operating Partnership initiated 18 new industrial development projects in North America and Asia with a total expected investment of $604.2 million, aggregating approximately 5.8 million square feet.
     During the year ended December 31, 2005, the Operating Partnership completed and placed in operations eleven industrial buildings with a total investment of $137.9 million, aggregating approximately 2.5 million square feet. During 2004, the Operating Partnership completed and placed in operations seven industrial buildings with a total investment of $88.9 million, aggregating approximately 2.1 million square feet.
     As of December 31, 2005, the Operating Partnership had in its development pipeline 47 industrial projects, which will total approximately 11.9 million square feet and will have an aggregate estimated investment of $1.1 billion upon completion, of which two industrial projects with a total of 0.3 million square feet and an aggregate estimated investment of $24.5 million upon completion are held in unconsolidated joint ventures. In addition, one development project is available for sale or contribution, which totals approximately 0.6 million square feet and has an aggregate estimated investment of $32.8 million upon completion. As of December 31, 2005, the Operating Partnership and its Development Alliance Partners had funded an aggregate of $681.4 million and needed to fund an estimated additional $405.2 million in order to complete current and planned projects. The Operating Partnership’s development pipeline currently includes projects expected to be completed through the first quarter of 2008. Significant land acquisitions for the year ended December 31, 2005 included the purchase of 341 acres of land for industrial warehouse developments in various North American, Europe and Asia markets for $193.9 million.
4. Gains from Dispositions of Real Estate Interests, Development Sales and Discontinued Operations
     Gains from Dispositions of Real Estate Interests. On June 30, 2005, the Operating Partnership formed AMB Japan Fund I, L.P. a joint venture with 13 institutional investors, in which the Operating Partnership retained an approximate 20% interest. The 13 institutional investors have committed 49.5 billion Yen ($420.4 million U.S. dollars, using the exchange rate at December 31, 2005) for an approximate 80% equity interest. The Operating Partnership contributed $106.9 million (using exchange rate in effect at contribution) in operating properties, consisting of six industrial buildings, aggregating approximately 0.9 million square feet, to this fund. The Operating Partnership recognized a gain of $17.8 million on the contribution, representing the portion of its interest in the contributed properties acquired by the third-party investors for cash.
     On December 31, 2004, the Operating Partnership formed AMB-SGP Mexico, LLC, a joint venture with Industrial (Mexico) JV Pte Ltd, a real estate investment subsidiary of the Government of Singapore Investment Corporation, in which the Operating

Partnership retained a 20% interest. During 2005, the Operating Partnership recognized a gain of $1.3 million from disposition of real estate interests, representing the additional value received from the contribution of properties to AMB-SGP Mexico, LLC.
     On February 19, 2003, the Operating Partnership contributed $94.0 million in operating properties, consisting of 24 industrial buildings, aggregating approximately 2.4 million square feet, to its newly formed unconsolidated joint venture, Industrial Fund I, LLC. The Operating Partnership recognized a gain of $7.4 million on the contribution, representing the partial sale of the Operating Partnership interests in the contributed properties acquired by the third-party investors for cash.
     Development Sales and Contributions. During 2005, the Operating Partnership sold five land parcels and five development projects, aggregating approximately 0.9 million square feet for an aggregate price of $155.2 million, resulting in an after-tax gain of $45.1 million. In addition, during 2005, the Operating Partnership received final proceeds of $7.8 million from a land sale that occurred in 2004. During 2005 the Operating Partnership also contributed one completed development project into an unconsolidated joint venture, AMB-SGP Mexico, LLC, and recognized an after-tax gain of $1.9 million representing the partial sale of the Operating Partnership interests in the contributed property acquired by the third-party co-investor for cash.
     During 2004, the Operating Partnership sold seven land parcels and six development projects as part of our development-for-sale program, aggregating approximately 0.3 million square feet, for an aggregate price of $40.4 million, resulting in an after-tax gain of $6.5 million. During 2004, the Operating Partnership also contributed one completed development project into a newly-formed unconsolidated joint venture, AMB-SGP Mexico, LLC, and recognized an after-tax gain of $2.0 million representing the partial sale of its interest in the contributed property acquired by the third-party co-investor for cash.
     During 2003, the Operating Partnership sold seven development-for-sale projects, aggregating approximately 0.5 million square feet, for an aggregate price of $74.8 million, resulting in an after-tax gain of $14.4 million.
     Discontinued Operations. The Operating Partnership reported its property divestitures as discontinued operations separately as prescribed under the provisions of SFAS No. 144. Beginning in 2002, SFAS No. 144 requires the Operating Partnership to separately report as discontinued operations the historical operating results attributable to operating properties sold and held for disposition and the applicable gain or loss on the disposition of the properties. Although the application of SFAS No. 144 may affect the presentation of the Operating Partnership’s results of operations for the periods that it has already reported in filings with the SEC, there will be no effect on its previously reported financial position, net income or cash flows.
     During 2005, the Operating Partnership divested itself of 142 industrial buildings and one retail center, aggregating approximately 9.3 million square feet, for an aggregate price of $926.6 million, with a resulting net gain of $113.6 million. Included in these divestitures is the sale of the assets of AMB Alliance Fund I for $618.5 million. The multi-investor fund owned 100 buildings totaling approximately 5.8 million square feet. The Operating Partnership received cash and a distribution of an on-tarmac property, AMB DFW Air Cargo Center I, in exchange for its 21% interest in the fund. The Operating Partnership also received a net incentive distribution of approximately $26.4 million in cash which is classified under private capital income on the consolidated statement of operations.
     During 2004, the Operating Partnership divested itself of 21 industrial buildings, two retail centers and one office building, aggregating approximately 3.1 million square feet, for an aggregate price of $200.3 million, with a resulting net gain of $42.0 million.
     During 2003, the Operating Partnership divested itself of 24 industrial buildings and two retail centers, aggregating approximately 2.8 million square feet, for an aggregate price of $272.3 million, with a resulting net gain of $42.9 million.
     Properties Held for Contribution. As of December 31, 2005, the Operating Partnership held for contribution to a co-investment joint venture one industrial building with an aggregate net book value of $32.8 million, which, when contributed to the joint venture, will reduce the Operating Partnership’s current ownership interest from approximately 98% to an expected range of 20-50%. This asset is not being held for divestiture under SFAS No. 144.
     Properties Held for Divestiture. As of December 31, 2005, the Operating Partnership had decided to divest itself of five industrial buildings and one undeveloped land parcel with a net book value of $17.9 million. The properties either are not in the Operating Partnership’s core markets or do not meet its current strategic objectives. The divestitures of the properties are subject to negotiation of acceptable terms and other customary conditions. Properties held for divestiture are stated at the lower of cost or estimated fair value less costs to sell. Depreciation on properties held for divestiture is discontinued at the time the asset is held for divestiture.

     The following summarizes the condensed results of operations of the properties held for divestiture and sold under SFAS No. 144 for the years ended December 31 (dollars in thousands):

	2005	2004	2003
Rental revenues	$63,771	$99,411	$115,711
Straight-line rents and amortization of lease intangibles	2,365	1,803	1,932
Property operating expenses	(10,940)	(16,113)	(17,470)
Real estate taxes	(7,602)	(12,401)	(13,322)
Depreciation and amortization	(14,866)	(26,230)	(26,270)
General and administrative	(67)	(113)	(11)
Other income and expenses, net	48	250	197
Interest, including amortization	(14,856)	(15,185)	(16,920)
Joint venture partners’ share of income	(8,009)	(12,523)	(14,602)

Income attributable to discontinued operations	$9,844	$18,899	$29,245

     As of December 31, 2005 and 2004, assets and liabilities attributable to properties held for divestiture under the provisions of SFAS No. 144 consisted of the following (dollars in thousands):

	2005	2004
Accounts receivable, net	$1,127	$207
Other assets	$60	$39
Accounts payable and other liabilities	$1,301	$156
5. Mortgage and Loan Receivables
     Through a wholly-owned subsidiary, the Operating Partnership holds a mortgage loan receivable on AMB Pier One, LLC, an unconsolidated joint venture. The Operating Partnership also holds a loan receivable from G. Accion, an unconsolidated investment. The Operating Partnership also had a short-term mortgage on a prior year property sale which was repaid during 2005. The Operating Partnership’s mortgage and loan receivables at December 31, 2005 and 2004 consisted of the following:

Mortgage and Loan Receivables	Market	Maturity	2005	2004	Rate
1. Pier 1	SF Bay Area	May 2026	$12,821	$12,938	13.0%
2. G.Accion	Mexico, Various	November 2006	8,800	—	10.0%
3. Platinum Distribution Center	No. New Jersey	N/A	—	800	12.0%

Total Mortgage and Loan Receivables			$21,621	$13,738

6. Debt
     As of December 31, 2005 and 2004, debt consisted of the following (dollars in thousands):

	2005	2004
Operating Partnership secured debt, varying interest rates from 0.6% to 10.4%, due January 2006 to December 2022 (weighted average interest rate of 4.1% and 5.3% at December 31, 2005 and 2004, respectively)	$522,459	$484,929
Consolidated joint venture secured debt, varying interest rates from 3.5% to 9.4%, due March 2006 to January 2025 (weighted average interest rates of 6.3% and 6.4% at December 31, 2005 and 2004, respectively)	1,378,083	1,396,829
Unsecured senior debt securities, varying interest rates from 3.5% to 8.0%, due January 2006 to June 2018 (weighted average interest rates of 6.2% and 6.6% at December 31, 2005 and 2004, respectively, net of $12.5 million unamortized discount)	975,000	1,003,940
Unsecured debt, due August 2006 to November 2015, interest rate of 8.2%	23,963	9,028
Unsecured credit facilities, variable interest rate, due June 2007 to May 2008 (weighted average interest rates of 2.2% and 1.9 % at December 31, 2005 and 2004, respectively)	490,072	351,699

Total debt before unamortized premiums	3,389,577	3,246,425
Unamortized premiums	11,984	10,766

Total consolidated debt	$3,401,561	$3,257,191

     Secured debt generally requires monthly principal and interest payments. The secured debt is secured by deeds of trust or mortgages on certain properties, some of which are cross-collateralized by multiple properties, and is generally non-recourse. As of December 31, 2005 and 2004, the total gross investment book value of those properties securing the debt was $3.6 billion and $3.3 billion, respectively, including $2.5 billion and $2.4 billion, respectively, in consolidated joint ventures. As of December 31, 2005, $1.6 billion of the secured debt obligations bear interest at fixed rates with a weighted average interest rate of 6.3% while the remaining $291.7 million bear interest at variable rates (with a weighted average interest rate of 2.1%).
     As of December 31, 2005, the Operating Partnership had outstanding an aggregate of $975.0 million in unsecured senior debt securities, which bore a weighted average interest rate of 6.2% and had an average term of 5.2 years. These unsecured senior debt securities include $300.0 million in notes issued in June 1998, $250.0 million of medium-term notes, which were issued under the Operating Partnership’s 2000 medium-term note program, $325.0 million of medium-term notes, which were issued under the Operating Partnership’s 2002 medium-term note program, and approximately $112.5 million of 5.094% Notes Due 2015, which were issued to Teachers Insurance and Annuity Association of America on July 11, 2005 in a private placement, in exchange for the cancellation of $100 million of notes that were issued in June 1998, resulting in a discount of approximately $12.5 million. The unsecured senior debt securities are subject to various covenants. Management believes that the Operating Partnership was in compliance with its financial covenants as of December 31, 2005.
     On June 1, 2004, the Operating Partnership completed the early renewal of its senior unsecured revolving line of credit in the amount of $500.0 million. The Company remains a guarantor of the Operating Partnership’s obligations under the credit facility. The three-year credit facility includes a multi-currency component under which up to $250.0 million can be drawn in Yen, Euros or British Pounds Sterling. The line, which matures in June 2007 and carries a one-year extension option, can be increased up to $700.0 million upon certain conditions, and replaces the Operating Partnership’s previous $500.0 million credit facility that was to mature in December 2005. The rate on the borrowings is generally LIBOR plus a margin, based on the Operating Partnership’s long-term debt rating, which is 60 basis points with an annual facility fee of 20 basis points, based on the current credit rating of the Operating Partnership’s long-term debt. The Operating Partnership uses its unsecured credit facility principally for acquisitions, funding development activity and general working capital requirements. The total amount available under the credit facility fluctuates based upon the borrowing base, as defined in the agreement governing the credit facility, which is generally based upon the value of the Operating Partnership’s unencumbered properties. As of December 31, 2005, the outstanding balance on the credit facility was $216.8 million and the remaining amount available was $244.8 million, net of outstanding letters of credit of $38.4 million (excluding the additional $200.0 million of potential additional capacity). The outstanding balance included borrowings denominated in Euros and Yen, which, using the exchange rate in effect on December 31, 2005, equaled approximately $173.1 million and $43.7 million in U.S. dollars, respectively. The revolving credit facility contains affirmative covenants, including compliance with financial reporting requirements and maintenance of specified financial ratios and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. Management believes that the Operating Partnership was in compliance with its financial covenants under this revolving line of credit agreement at December 31, 2005.
     On June 29, 2004, AMB Japan Finance Y.K., a subsidiary of the Operating Partnership, entered into an unsecured revolving credit agreement providing for loans or letters of credit. On December 8, 2005, the unsecured revolving credit agreement was amended to increase the maximum principal amount outstanding at any time up to 35.0 billion Yen, which using the exchange rate in effect on December 31, 2005, equaled approximately $297.2 million U.S. dollars and can be increased up to 40.0 billion Yen upon certain conditions. The Company and the Operating Partnership guarantee the obligations of AMB Japan Finance Y.K. under the revolving credit facility, as well as the obligations of any other entity in which the Operating Partnership directly or indirectly owns an ownership interest, and which is selected from time to time to be a borrower under and pursuant to the revolving credit agreement. The borrowers intend to use the proceeds from the facility to fund the acquisition and development of properties and for other real estate purposes in Japan. Generally, borrowers under the revolving credit facility have the option to secure all or a portion of the borrowings under the revolving credit facility with certain real estate assets or equity in entities holding such real estate assets. The revolving credit facility matures in June 2007 and has a one-year extension option, which is subject to the satisfaction of certain conditions and the payment of an extension fee equal to 0.25% of the outstanding commitments under the facility at that time. The rate on the borrowings is generally TIBOR plus a margin, which is based on the current credit rating of the Operating Partnership’s long-term debt and is currently 60 basis points. In addition, there is an annual facility fee, payable in quarterly amounts, which is based on the credit rating of the Operating Partnership’s long-term debt, and is currently 20 basis points of the outstanding commitments under the facility. As of December 31, 2005, the outstanding balance on this credit facility, using the exchange rate in effect on December 31, 2005, was $205.8 million in U.S. dollars. The revolving credit facility contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. Management believes that the Operating Partnership was in compliance with its financial covenants under this revolving credit agreement at December 31, 2005.
     On November 24, 2004, AMB Tokai TMK, a Japanese subsidiary of the Operating Partnership, entered into a secured multi-advance project financing, providing for loans in a maximum principal amount outstanding at any time of up to 20.0 billion Yen, which, using the exchange rate in effect on December 31, 2005, equaled approximately $169.9 million U.S. dollars. The financing agreement is among AMB Tokai TMK, the Company, the Operating Partnership, Sumitomo Mitsui Banking Corporation (“Sumitomo”) and a syndicate of banks. The Company and the Operating Partnership jointly and severally guarantee AMB Tokai TMK’s obligations under the financing agreement, pursuant to a guaranty of payment executed in connection with the project financing. The financing is secured by a mortgage on certain real property located in Tokai, Tokyo, Japan, and matures on October 31, 2006 with a one-year extension option. The rate on the borrowings is generally TIBOR plus a margin, which is based on the credit rating of the Operating Partnership’s long-term debt and is currently 60 basis points per annum, except that AMB Tokai TMK has purchased from Sumitomo an interest rate swap, which has fixed the interest rate payable on a principal amount equal to 13.0 billion Yen at 1.32% per annum plus the applicable margin. In addition, there is an annual commitment fee based on unused commitments, payable quarterly, which is based on the credit rating of the Operating Partnership’s long-term debt, and is currently 20 basis points of the amount of unused commitments. The financing agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. Management believes the Company and the Operating Partnership were in compliance with their financial covenants under this financing agreement as of December 31, 2005. In addition, Sumitomo, AMB Tokai TMK and the Operating Partnership signed a commitment letter on November 24, 2004, pursuant to which Sumitomo committed to purchase bonds that may be issued by AMB Tokai TMK in an amount between 10.0 billion Yen and 15.0 billion Yen (such amount to be determined by AMB Tokai TMK). The bonds would be secured by the AMB Ohta Distribution Center and would generally accrue interest at a rate of TIBOR plus 1.10% per annum; because the swap purchased by AMB Tokai TMK from Sumitomo is coterminous with the maturity date of the proposed bonds, AMB Tokai TMK will have fixed the interest rate payable on, in general, a principal amount equal to 13.0 billion Yen at 2.42% per annum. The bonds, if issued, would mature on October 31, 2012. As of December 31, 2005, the outstanding balance on this financing agreement was 19.5 billion Yen, which, using the exchange rate in effect on December 31, 2005, equaled approximately $165.6 million U.S. dollars and is accounted for as wholly-owned secured debt.
     On February 16, 2006, the Operating Partnership and certain of its consolidated subsidiaries entered into a third amended and restated credit agreement for a $250 million unsecured multi-currency revolving credit facility with a maturity date of February 2010, that replaced the then-existing $100 million unsecured multi-currency revolving credit facility that was to mature in June 2008. As of December 31, 2005, the Operating Partnership had an additional outstanding balance of $67.5 million under the then-existing facility.
     As of December 31, 2005, the scheduled maturities of the Operating Partnership’s total debt, excluding unamortized debt premiums, were as follows (dollars in thousands):

	Operating	Consolidated	Unsecured
	Partnership	Joint Venture	Senior
	Secured	Secured	Debt	Unsecured	Credit
	Debt	Debt	Securities	Debt	Facilities	Total
2006	$65,369	$79,262	$75,000	$16,280	$—	$235,911
2007	12,680	58,124	75,000	752	422,602	569,158
2008	40,705	178,795	175,000	810	67,470	462,780
2009	5,264	120,551	100,000	873	—	226,688
2010	71,078	116,927	250,000	941	—	438,946
2011	21,573	357,207	75,000	1,014	—	454,794
2012	254,996	171,442	—	1,093	—	427,531
2013	14,773	196,894	—	920	—	212,587
2014	15,066	4,684	—	616	—	20,366
2015	1,951	61,653	100,000	664	—	164,268
Thereafter	19,004	32,544	125,000	—	—	176,548

Total	$522,459	$1,378,083	$975,000	$23,963	$490,072	$3,389,577

7. Leasing Activity
     Future minimum base rental income due under non-cancelable leases with customers in effect as of December 31, 2005 was as follows (dollars in thousands):

2006	$508,747
2007	434,700
2008	350,062
2009	274,763
2010	204,020
Thereafter	468,330

Total	$2,240,622

     The schedule does not reflect future rental revenues from the renewal or replacement of existing leases and excludes property operating expense reimbursements. In addition to minimum rental payments, certain customers pay reimbursements for their pro rata share of specified operating expenses, which amounted to $144.0 million, $134.1 million and $103.6 million for the years ended December 31, 2005, 2004 and 2003, respectively. These amounts are included as rental revenue and operating expenses in the accompanying consolidated statements of operations. Some leases contain options to renew.
8. Income Taxes
     As a partnership, the allocated share of income of the Operating Partnership is included in the income tax returns of its partners. Accordingly, no accounting for income taxes is required in the accompanying consolidated financial statements. The Operating Partnership may be subject to certain state, local and foreign taxes on its income and property. In addition, the Operating Partnership is required to pay federal and state income tax on its net taxable income, if any, from the activities conducted by the Operating Partnership’s taxable REIT subsidiaries. Where the Operating Partnership operates in countries other than the U.S. that do not recognize REITs under their respective tax laws, the Operating Partnership recognizes income taxes as necessary.
     The following is a reconciliation of net income available to common unitholders attributable to the general partner to taxable income available to common unitholders for the years ended December 31 (dollars in thousands):

	2005	2004	2003
Net income available to common unitholders attributable to the general partner	$250,419	$118,340	$116,716
Book depreciation and amortization	165,438	141,120	116,067
Book depreciation discontinued operations	14,866	26,230	26,270
Impairment losses	—	—	5,251
Tax depreciation and amortization	(152,084)	(141,368)	(129,608)
Book/tax difference on gain on divestitures of real estate	(23,104)	(7,409)	13,783
Book/tax difference in stock option expense	(35,513)	(15,069)	1,069
Other book/tax differences, net (1)	(35,348)	(14,786)	(6,576)

Taxable income available to common unitholders	$184,674	$107,058	$142,972

(1)	Primarily due to straight-line rent, prepaid rent, joint venture accounting and debt premium amortization timing differences.
For income tax purposes, distributions paid to common unitholders consist of ordinary income, capital gains, non-taxable return of capital or a combination thereof. For the years ended December 31, 2005, 2004 and 2003, the Operating Partnership elected to distribute all of its taxable capital gain. The taxability of the Operating Partnership’s distributions to common unitholders is summarized below:

	2005		2004		2003
Ordinary income	$0.50	23.0%	$0.78	46.1%	$1.07	64.5%
Capital gains	1.34	61.1%	0.37	21.9%	0.47	28.3%
Unrecaptured Section 1250 gain	0.35	15.9%	0.15	8.9%	0.12	7.2%
Dividends taxed in subsequent year	—	—	—	—	—	—

Dividends paid or payable	2.19	100.0%	1.30	76.9%	1.66	100.0%

Return of capital	—	0.0%	0.39	23.1%	—	—

Total distributions	$2.19	100.0%	$1.69	100.0%	$1.66	100.0%

9. Minority Interests in Consolidated Joint Ventures and Preferred Units
     Minority interests in the Operating Partnership represent the limited partnership interests in AMB Property II, L.P. and interests held by certain third parties in several real estate joint ventures, aggregating approximately 41.7 million square feet, which are consolidated for financial reporting purposes. Such investments are consolidated because the Operating Partnership exercises significant rights over major operating decisions such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing. These joint venture investments do not meet the variable interest entity criteria under FASB Interpretation No. 46R, Consolidation of Variable Interest Entities.
     The Operating Partnership enters into co-investment joint ventures with institutional investors. The Operating Partnership’s co-investment joint ventures are engaged in the acquisition, ownership, operation, management and, in some cases, the renovation, expansion and development of industrial buildings in target markets in North America.
     The Operating Partnership’s consolidated co-investment joint ventures’ total investment and property debt in properties at December 31, 2005 and 2004 (dollars in thousands) were:

		Operating	Total Investment
		Partnership’s	in Real Estate (7)		Property Debt (8)
		Ownership
Co-investment Joint Venture	Joint Venture Partner	Percentage	2005	2004	2005	2004
AMB/Erie, L.P.	Erie Insurance Company and affiliates	50%	$99,722	$149,244	$40,710	$50,338
AMB Institutional Alliance Fund I, L.P.	AMB Institutional Alliance REIT I, Inc. (1)	21%	—	415,191	—	223,704
AMB Partners II, L.P.	City and County of San Francisco	20%	592,115	516,200	291,684	264,315
	Employees’ Retirement System
AMB-SGP, L.P.	Industrial JV Pte Ltd (2)	50%	436,713	418,129	239,944	245,454
AMB Institutional Alliance Fund II, L.P.	AMB Institutional Alliance REIT II, Inc. (3)	20%	507,493	492,687	245,056	237,798
AMB-AMS, L.P. (4)	PMT, SPW and TNO (5)	39%	146,007	100,043	63,143	44,406
AMB Institutional Alliance Fund III, L.P.	AMB Institutional Alliance REIT III, Inc. (6)	20%	749,634	523,037	421,290	258,164

Total			$2,531,684	$2,614,531	$1,301,827	$1,324,179

(1)	Comprised of 16 institutional investors as stockholders as of December 31, 2005.

(2)	A subsidiary of the real estate investment subsidiary of the Government of Singapore Investment Corporation.

(3)	Comprised of 14 institutional investors as stockholders and one third-party limited partner as of December 31, 2005.

(4)	AMB-AMS, L.P. is a co-investment partnership with three Dutch pension funds advised by Mn Services NV.

(5)	PMT is Stichting Pensioenfonds Metaal en Techniek, SPW is Stichting Pensioenfonds voor de Woningcorporaties and TNO is Stichting Pensioenfonds TNO.

(6)	AMB Institutional Fund III, L.P. is an open-ended co-investment partnership formed in 2004 with institutional investors.

(7)	The Operating Partnership also had other consolidated joint ventures with total investments in real estate of $378.7 million as of December 31, 2005.

(8)	The Operating Partnership also had other consolidated joint ventures with secured debt of $85.7 million as of December 31, 2005.
     The following table details the minority interest liability as of December 31, 2005 and 2004 (dollars in thousands):

	2005	2004
Joint venture partners	$853,643	$828,622
Held through AMB Property II, L.P.:
Class B Limited Partners	2,950	2,739
Series D preferred units (liquidation preference of $79,767)	77,684	77,684
Series E preferred units (liquidation preference of $11,022)	10,788	10,788
Series F preferred units (liquidation preference of $10,057)	9,900	9,900
Series H preferred units (liquidation preference of $42,000)	40,912	40,912
Series I preferred units (liquidation preference of $25,500)	24,800	24,800
Series N preferred units (liquidation preference of $36,479) (1)	36,479	36,479

Total minority interests	$1,057,156	$1,031,924

(1)	The holder of the series N preferred units exercised its put option in January 2006 and sold all of its series N preferred units to the Operating Partnership at a price equal to $50 per unit, plus all accrued and unpaid distributions.

     The following table details the minority interests’ share of income, including minority interests’ share of development profits, but excluding minority interests’ share of discontinued operations for the years ending December 31, 2005, 2004 and 2003 (dollars in thousands):

	2005	2004	2003
Joint venture partners	$36,398	$29,544	$21,015
Joint venture partners’ share of development profits	11,230	523	8,098
Held through AMB Property II, L.P.:
Class B common limited partnership units	115	102	24
Series D preferred units (liquidation preference of $79,767)	6,182	6,182	6,182
Series E preferred units (liquidation preference of $11,022)	854	854	854
Series F preferred units (liquidation preference of $10,057)	800	800	931
Series H preferred units (liquidation preference of $42,000)	3,413	3,413	3,412
Series I preferred units (liquidation preference of $25,500)	2,040	2,040	2,040
Series N preferred units (liquidation preference of $36,479) (1)	1,824	512	—

Total minority interests’ share of net income	$62,856	$43,970	$42,556

(1)	The holder of the series N preferred units exercised its put option in January 2006 and sold all of its series N preferred units to the Operating Partnership at a price equal to $50 per unit, plus all accrued and unpaid distributions.
10. Investments in Unconsolidated Joint Ventures
     The Operating Partnership’s investment in unconsolidated joint ventures at December 31, 2005 and 2004 totaled $118.7 million and $55.2 million, respectively. The Operating Partnership’s exposure to losses associated with its unconsolidated joint ventures is limited to its carrying value in these investments and a guarantee of $2.3 million on an outstanding loan on one if its unconsolidated joint ventures.
     The Operating Partnership unconsolidated joint ventures’ net equity investments at December 31, 2005 and 2004 (dollars in thousands) were:

					Operating
					Partnership’s
		Square			Ownership
Unconsolidated Joint Ventures	Market	Feet	2005	2004	Percentage
Co-Investment Joint Ventures
AMB-SGP Mexico, LLC (1)	Various, Mexico	1,892,407	$16,218	$9,467	20%
AMB Japan Fund I, L.P. (2)	Various, Japan	1,201,698	10,112	—	20%
Other Industrial Operating Joint Ventures		9,295,507	41,520	41,371	52%
Other Industrial Development Joint Ventures		719,267	6,176	4,328	50%

Other Investment — G.Accion	Various	N/A	44,627	—	39%

Total Unconsolidated Joint Ventures		13,108,879	$118,653	$55,166

(1)	AMB-SGP Mexico is a co-investment partnership formed in 2004 with GIC Real Estate Pte Ltd, the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $7.3 million of shareholder loans outstanding at December 31, 2005 between the Operating Partnership and the co-investment partnership.

(2)	AMB Japan Fund I is a co-investment partnership formed in 2005 with institutional investors.
     On December 31, 2004, the Operating Partnership formed AMB-SGP Mexico, LLC, a joint venture with Industrial (Mexico) JV Pte Ltd, a real estate investment subsidiary of the Government of Singapore Investment Corporation, in which the Operating Partnership retained a 20% interest. During 2005, the Operating Partnership recognized a gain of $1.3 million from disposition of real estate interests, representing the additional value received from the contribution of properties to AMB-SGP Mexico, LLC. During 2005, the Operating Partnership recognized development profits of $1.7 million from the contribution to AMB-SGP Mexico, LLC of one industrial building for $23.6 million aggregating approximately 0.4 million square feet.
     On June 30, 2005, the Operating Partnership formed AMB Japan Fund I, L.P. a joint venture with 13 institutional investors, in which the Operating Partnership retained an approximate 20% interest. The 13 institutional investors have committed 49.5 billion Yen ($420.4 million U.S. dollars, using the exchange rate at December 31, 2005) for an approximate 80% equity interest. The Operating Partnership contributed $106.9 million (using exchange rate in effect at contribution) in operating properties, consisting of six industrial buildings, aggregating approximately 0.9 million square feet, to this fund. The Operating Partnership recognized a gain of $17.8 million on the contribution, representing the portion of its interest in the contributed properties acquired by the third-party investors for cash.
     Under the agreements governing the joint ventures, the Operating Partnership and the other parties to the joint venture may be required to make additional capital contributions and, subject to certain limitations, the joint ventures may incur additional debt.
     The Operating Partnership also has a 0.1% unconsolidated equity interest (with an approximate 33% economic interest) in AMB Pier One, LLC, a joint venture related to the 2000 redevelopment of the pier which houses the Operating Partnership’s office space in San Francisco. The investment is not consolidated because the Operating Partnership does not exercise control over major operating decisions such as approval of budgets, selection of property managers, investment activity and changes in financing. The Operating Partnership has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009, based on the fair market value as stipulated in the operating agreement. As of December 31, 2005, the Operating Partnership also had an approximate 39.0% unconsolidated equity interest in G.Accion S.A. de C.V. (“G.Accion”), a Mexican real estate company. G.Accion provides management and development services for industrial, retail, residential and office properties in Mexico.
11. Partners’ Capital
     Holders of common limited partnership units of the Operating Partnership and class B common limited partnership units of AMB Property II, L.P. have the right, commencing generally on or after the first anniversary of the holder becoming a limited partner of the Operating Partnership or AMB Property II, L.P., as applicable (or such other date agreed to by the Operating Partnership or AMB Property II, L.P. and the applicable unit holders), to require the Operating Partnership or AMB Property II, L.P., as applicable, to redeem part or all of their common units or class B common limited partnership units, as applicable, for cash (based upon the fair market value, as defined in the applicable partnership agreement, of an equivalent number of shares of common stock of the Company at the time of redemption) or the Operating Partnership or AMB Property II, L.P. may, in its respective sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in the Company’s charter), elect to have the Company exchange those common units or class B common limited partnership units, as applicable, for shares of the Company’s common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events. With each redemption or exchange of the Operating Partnership’s common units, the Company’s percentage ownership in the Operating Partnership will increase. Common limited partners and class B common limited partners may exercise this redemption right from time to time, in whole or in part, subject to certain limitations. During 2005, the Operating Partnership redeemed 349,579 of its common limited partnership units for an equivalent number of shares of the Company’s common stock.
     On December 13, 2005, the Company issued and sold 3,000,000 shares of 7.00% Series O Cumulative Redeemable Preferred Stock at $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.75 per annum. The series O preferred stock is redeemable by the Company on or after December 13, 2010, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of $72.3 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 3,000,000 7.00% Series O Cumulative Redeemable Preferred Units.

     On June 23, 2003, the Company issued and sold 2,000,000 shares of 6.5% Series L Cumulative Redeemable Preferred Stock for $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.625 per annum. The series L preferred stock is redeemable by the Company on or after June 23, 2008, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of $48.0 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 2,000,000 6.5% Series L Cumulative Redeemable Preferred Units. The Operating Partnership used the proceeds, in addition to proceeds previously contributed to the Operating Partnership from other equity issuances, to redeem all 3,995,800 shares of its 8.5% Series A Cumulative Redeemable Preferred Units from the Company on July 28, 2003. The Company, in turn, used those proceeds to redeem all 3,995,800 shares of its 8.5% Series A Cumulative Redeemable Preferred Stock for $100.2 million, including accumulated and unpaid dividends through the redemption date.
     On November 25, 2003, the Company issued and sold 2,300,000 shares of 6.75% Series M Cumulative Redeemable Preferred Stock for $25.00 per share. Dividends are cumulative from the date of issuance and payable quarterly in arrears at a rate per share equal to $1.6875 per annum. The series M preferred stock is redeemable by the Company on or after November 25, 2008, subject to certain conditions, for cash at a redemption price equal to $25.00 per share, plus accumulated and unpaid dividends thereon, if any, to the redemption date. The Company contributed the net proceeds of $55.4 million to the Operating Partnership, and in exchange, the Operating Partnership issued to the Company 2,300,000 6.75% Series M Cumulative Redeemable Preferred Units.
     On September 24, 2004, AMB Property II, L.P., a partnership in which Texas AMB I, LLC, a Delaware limited liability company and the Company’s indirect subsidiary, owns an approximate 1.0% general partnership interest and the Operating Partnership owns an approximate 99% common limited partnership interest, issued 729,582 5.0% Series N Cumulative Redeemable Preferred Limited Partnership Units at a price of $50.00 per unit. The series N preferred units were issued to Robert Pattillo Properties, Inc. in exchange for the contribution of certain parcels of land that are located in multiple markets to AMB Property II, L.P. Effective January 27, 2006, Robert Pattillo Properties, Inc. exercised its rights under its Put Agreement, dated September 24, 2004, with the Operating Partnership, and sold all of its series N preferred units to the Operating Partnership at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale. Also on January 27, 2006, AMB Property II, L.P. repurchased all of the series N preferred units from the Operating Partnership at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale and cancelled all of the outstanding series N preferred units as of such date.
     As of December 31, 2005, the Operating Partnership had outstanding 85,585,494 common general partnership units; 4,250,977 common limited partnership units; 800,000 7.95% Series J Cumulative Redeemable Preferred Partnership Units; 800,000 7.95% Series K Cumulative Redeemable Preferred Partnership Units; 2,000,000 6.5% Series L Cumulative Redeemable Preferred Partnership Units; 2,300,000 6.75% Series M Cumulative Redeemable Preferred Partnership Units; and 3,000,000 7.00% Series O Cumulative Redeemable Preferred Partnership Units.
     The following table sets forth the distributions paid per unit:

Paying Entity	Security	2005	2004	2003
AMB Property, L.P.	Common limited partnership units	$1.76	$1.70	$1.66
AMB Property, L.P.	Series B preferred units	n/a	n/a	$3.71
AMB Property, L.P.	Series J preferred units	$3.98	$3.98	$3.98
AMB Property, L.P.	Series K preferred units	$3.98	$3.98	$3.98

AMB Property II, L.P.	Class B common limited partnership units	$1.76	$1.70	$0.22
AMB Property II, L.P.	Series D preferred units	$3.88	$3.88	$3.88
AMB Property II, L.P.	Series E preferred units	$3.88	$3.88	$3.88
AMB Property II, L.P.	Series F preferred units	$3.98	$3.98	$3.98
AMB Property II, L.P.	Series H preferred units	$4.06	$4.06	$4.06
AMB Property II, L.P.	Series I preferred units	$4.00	$4.00	$4.00
AMB Property II, L.P.	Series N preferred units (1)	$2.50	$0.70	n/a

(1)	The holder of the series N preferred units exercised its put option in January 2006 and sold all of its series N preferred units to the Operating Partnership at a price equal to $50 per unit, plus all accrued and unpaid distributions.
12. Stock Incentive Plan, 401(k) Plan and Deferred Compensation Plan

     Stock Incentive Plan. The Company and the Operating Partnership have Stock Option and Incentive Plans (“Stock Incentive Plans”) for the purpose of attracting and retaining eligible officers, directors and employees. When the Company issues stock options or restricted stock, the Operating Partnership issues corresponding general partnership units on a one-for-one basis. The Company has reserved for issuance 18,950,000 shares of common stock under its Stock Incentive Plans. As of December 31, 2005, the Company had 9,148,437 non-qualified options outstanding granted to certain directors, officers and employees. Each option is exchangeable for one share of the Company’s common stock. Each option’s exercise price is equal to the Company’s market price on the date of grant. The options have an original ten-year term and generally vest pro rata in annual installments over a three to five-year period from the date of grant.
     In 2002, the Operating Partnership adopted the expense recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Operating Partnership values stock options issued by the Company, its general partner, using the Black-Scholes option-pricing model and recognizes this value as an expense over the vesting periods. Under this standard, recognition of expense for stock options is applied to all options granted after the beginning of the year of adoption. In accordance with SFAS No. 123, the Operating Partnership will recognize the associated expense over the three to five-year vesting periods. Under SFAS No. 123, related stock option expense was $4.8 million, $4.0 million and $2.4 million for the years ended December 31, 2005, 2004 and 2003, respectively. Additionally, the Operating Partnership awards restricted stock and recognizes this value as an expense over the vesting periods. Related restricted stock compensation expense was $7.5 million, $6.4 million and $5.7 million for 2005, 2004 and 2003, respectively. The expense is included in general and administrative expenses in the accompanying consolidated statements of operations. The adoption of SFAS No. 123 is prospective and the 2003 expense relates only to stock options granted in 2002 and subsequent periods. Prior to January 1, 2002, the Operating Partnership applied APB Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its Stock Incentive Plan. Opinion 25 measures compensation cost using the intrinsic value based method of accounting. Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at the date of grant over the amount an employee must pay to acquire the stock. Accordingly, no compensation cost had been recognized for the Operating Partnership’s Stock Incentive Plan as of December 31, 2001.
     As permitted by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — An Amendment of FASB Statement No. 123, the Operating Partnership has changed its method of accounting for stock options beginning January 1, 2002. The Operating Partnership has not retroactively changed its method of accounting for stock options but has provided additional required disclosures. Had compensation cost for the Operating Partnership’s stock-based compensation plans been determined based on the fair value at the grant dates for awards prior to 2002 consistent with the method of SFAS No. 123, the Operating Partnership’s pro forma net income available to common unitholders would have been reduced by $0.2 million, $1.1 million and $1.6 million and pro forma basic and diluted earnings per unit would have been reduced to $2.98 and $2.85; $1.43 and $1.37; and $1.42 and $1.39, respectively, for the years ended December 31, 2005, 2004 and 2003.
     The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 2005, 2004 and 2003, respectively: dividend yields of 4.5%, 4.8% and 6.1%; expected volatility of 17.5%,

18.6% and 17.7%; risk-free interest rates of 3.8%, 3.6% and 3.4%; and expected lives of seven years for each year. Following is a summary of the option activity for the years ended December 31 (options in thousands):

	Shares	Weighted	Options
	Under	Average	Exercisable
	Option	Exercise Price	at Year End
Outstanding as of December 31, 2002	8,765	$23.16	5,526

Granted	1,854	27.18
Exercised	(318)	21.94
Forfeited	(15)	25.67

Outstanding as of December 31, 2003	10,286	23.92	7,210

Granted	1,253	34.88
Exercised	(1,233)	22.45
Forfeited	(85)	29.43

Outstanding as of December 31, 2004	10,221	25.40	7,841

Granted	1,086	38.94
Exercised	(2,033)	24.24
Forfeited	(126)	35.32

Outstanding as of December 31, 2005	9,148	$27.14	7,237

Remaining average contractual life	5.8 years

Fair value of options granted during the year	$4.48

     The following table summarizes additional information concerning outstanding and exercisable stock options at December 31, 2005 (options in thousands):

			Weighted
			Average	Currently Exercisable
		Weighted	Remaining		Weighted
Range of	Number	Average	Contractual	Number	Average
Exercise Price	of Options	Exercise Price	Life in Years	of Options	Exercise Price
$19.81 - $21.00	1,848	$20.71	2.7	1,848	$20.71
$21.19 - $24.69	2,214	23.48	4.4	2,214	23.48
$25.06 - $27.12	2,714	26.74	6.7	2,325	26.69
$27.14 - $38.56	2,226	35.66	8.4	850	33.32
$39.09 - $44.65	146	41.30	9.4	—	—

	9,148			7,237

     In 2005, 2004 and 2003, the Company issued 129,935, 227,609 and 272,609 restricted shares, respectively, to certain officers of the Company as part of the performance pay program and in connection with employment with the Company. As of December 31, 2005, 154,616 shares of restricted stock have been forfeited. The 547,524 outstanding restricted shares are subject to repurchase rights, which generally lapse over a period from three to five years.
     401(k) Plan. In November 1997, the Company and the Operating Partnership established a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), which is a continuation of the 401(k) Plan of the predecessor, to cover eligible employees of the Operating Partnership and any designated affiliates. During 2005 and 2004, the 401(k) Plan permitted eligible employees of the Operating Partnership to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. During 2004, the Operating Partnership matched employee contributions to the 401(k) Plan in an amount equal to 50% of the first 5.5% of annual compensation deferred by each employee. During 2005, the Operating Partnership matched employee contributions to the 401(k) Plan in an amount equal to 50% of the first 6.0% of annual compensation deferred by each employee. The Operating Partnership may also make discretionary contributions to the 401(k) Plan. In 2005 and 2004, the Operating Partnership paid $0.65 million and $0.5 million, respectively, for its 401(k) match. No discretionary contributions were made by the Operating Partnership to the 401(k) Plan in 2005, 2004 and 2003.
     Deferred Compensation Plan. The Company and the Operating Partnership established a non-qualified deferred compensation plan for officers and directors of the Company and certain of its affiliates, which enables participants to defer income up to 100% of annual base pay, up to 100% of annual bonuses, up to 100% of their meeting fees and/or committee chairmanship fees, and up to 100% of certain equity-based compensation, as applicable, subject to restrictions, on a pre-tax basis. This deferred compensation is our unsecured obligation. The Operating Partnership may make discretionary matching contributions to participant accounts at any time. The Operating Partnership made no such discretionary matching contributions in 2005, 2004 or 2003. The participant’s elective deferrals and any matching contributions are immediately 100% vested. As of December 31, 2005 and 2004, the total fair value of compensation deferred was $20.9 million and $15.4 million, respectively.
13. Income Per Unit
     When the Company issues stock options or restricted stock, the Operating Partnership issues corresponding general partnership units on a one-for-one basis. The Operating Partnership’s only dilutive securities outstanding for the years ended December 31, 2005, 2004 and 2003 were stock options and restricted stock granted under its stock incentive plans. The effect on income per unit was to increase weighted average units outstanding. Such dilution was computed using the treasury stock method. The computation of basic and diluted EPS is presented below (dollars in thousands, except share and per share amounts):

	2005	2004	2003
Numerator
Income from continuing operations	$147,091	$74,901	$72,485
Preferred unit distributions	(13,748)	(13,491)	(18,187)
Preferred unit redemption discount/(issuance costs or premium)	—	—	(5,413)

Income from continuing operations (after preferred unit distributions)	133,343	61,410	48,885
Income attributable to discontinued operations, net of minority interests	9,844	18,899	29,245
Gains from dispositions of real estate, net of minority interests	120,814	44,716	45,359

Net income available to common unitholders	$264,001	$125,025	$123,489

Denominator
Basic	88,684,262	86,885,250	85,859,899
Stock options and restricted stock dilution	3,824,463	3,235,000	1,756,466

Diluted weighted average common units	92,508,725	90,120,250	87,616,365

Basic income per common unit
Income from continuing operations (after preferred unit distributions)	$1.51	$0.71	$0.57
Discontinued operations	1.47	0.73	0.87

Net income available to common unitholders	$2.98	$1.44	$1.44

Diluted income per common unit
Income from continuing operations (after preferred unit distributions)	$1.44	$0.68	$0.56
Discontinued operations	1.41	0.71	0.85

Net income available to common unitholders	$2.85	$1.39	$1.41

14. Commitments and Contingencies
     Commitments
     Lease Commitments. The Operating Partnership holds operating ground leases on land parcels at its on-tarmac facilities, leases on office spaces for corporate use, and a leasehold interest that it holds for investment purposes. The remaining lease terms are from one to 57 years.

Operating lease payments are being amortized ratably over the terms of the related leases. Future minimum rental payments required under non-cancelable operating leases in effect as of December 31, 2005 were as follows (dollars in thousands):

2006	$20,894
2007	21,036
2007	20,617
2009	20,327
2010	19,997
Thereafter	278,759

Total	$381,630

     Standby Letters of Credit. As of December 31, 2005, the Operating Partnership had provided approximately $48.7 million in letters of credit, of which $38.4 million was provided under the Operating Partnership’s $500.0 million unsecured credit facility. The letters of credit were required to be issued under certain ground lease provisions, bank guarantees and other commitments.
     Guarantees. As of December 31, 2005, the Operating Partnership had outstanding guarantees in the aggregate amount of $128.2 million in connection with certain acquisitions. As of December 31, 2005, the Operating Partnership guaranteed $23.4 million and $2.3 million on outstanding loans on two of its consolidated joint ventures and one of its unconsolidated joint ventures, respectively.
     Performance and Surety Bonds. As of December 31, 2005, the Operating Partnership had outstanding performance and surety bonds in an aggregate amount of $0.9 million. These bonds were issued in connection with certain of its development projects and were posted to guarantee certain tax obligations and the construction of certain real property improvements and infrastructure, such as grading, sewers and streets. Performance and surety bonds are commonly required by public agencies from real estate developers. Performance and surety bonds are renewable and expire upon the payment of the taxes due or the completion of the improvements and infrastructure.
     Promoted Interests and Other Contractual Obligations. Upon the achievement of certain return thresholds and the occurrence of certain events, the Operating Partnership may be obligated to make payments to certain of joint venture partners pursuant to the terms and provisions of their contractual agreements with the Operating Partnership. From time to time in the normal course of the Operating Partnership’s business, the Operating Partnership enters into various contracts with third parties that may obligate it to make payments or perform other obligations upon the occurrence of certain events.
Contingencies
     Litigation. In the normal course of business, from time to time, the Operating Partnership may be involved in legal actions relating to the ownership and operations of its properties. Management does not expect that the liabilities, if any, that may ultimately result from such legal actions will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Operating Partnership.
     Environmental Matters. The Operating Partnership monitors its properties for the presence of hazardous or toxic substances. The Operating Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Operating Partnership’s business, assets or results of operations. However, there can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability would have an adverse effect on the Operating Partnership’s results of operations and cash flow. The Operating Partnership carries environmental insurance and believes that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice.
     General Uninsured Losses. The Operating Partnership carries property and rental loss, liability, flood and terrorism insurance. The Operating Partnership believes that the policy terms, conditions, limits and deductibles are adequate and appropriate under the circumstances, given the relative risk of loss, the cost of such coverage and current industry practice. In addition, certain of the Operating Partnership’s properties are located in areas that are subject to earthquake activity; therefore, the Operating Partnership has obtained limited earthquake insurance on those properties. There are, however, certain types of extraordinary losses, such as those due to acts of war that may be either uninsurable or not economically insurable. Although the Operating Partnership has obtained coverage for certain acts of terrorism, with policy specifications and insured limits that it believes are commercially reasonable, there can be no assurance that the Operating Partnership will be able to collect under such policies. Should an uninsured loss occur, the Operating Partnership could lose its investment in, and anticipated profits and cash flows from, a property.

     Various properties that the Operating Partnership owns or leases in New Orleans, Louisiana and South Florida suffered damage in 2005 as a result of Hurricanes Katrina and Wilma. Although the Operating Partnership expects that its insurance will cover losses arising from this damage in excess of the industry standard deductibles paid by the Operating Partnership, there can be no assurance the Operating Partnership will be reimbursed for all losses incurred. Management is not aware of circumstances associated with these losses that would have a material adverse effect on the Operating Partnership’s business, assets, or results from operations.
     Captive Insurance Company. In December 2001, the Operating Partnership formed a wholly-owned captive insurance company, Arcata National Insurance Ltd. (“Arcata”), which provides insurance coverage for all or a portion of losses below the deductible under the Operating Partnership’s third-party policies. The Operating Partnership capitalized Arcata in accordance with the applicable regulatory requirements. Arcata established annual premiums based on projections derived from the past loss experience at the Operating Partnership’s properties. Annually, the Operating Partnership engages an independent third party to perform an actuarial estimate of future projected claims, related deductibles and projected expenses necessary to fund associated risk management programs. Premiums paid to Arcata may be adjusted based on this estimate. Premiums paid to Arcata have a retrospective component, so that if expenses, including losses, deductibles and reserves, are less than premiums collected, the excess may be returned to the property owners (and, in turn, as appropriate, to the customers) and conversely, subject to certain limitations, if expenses, including losses, deductibles and reserves, are greater than premiums collected, an additional premium will be charged. As with all recoverable expenses, differences between estimated and actual insurance premiums will be recognized in the subsequent year. Through this structure, the Operating Partnership believes that it has more comprehensive insurance coverage at an overall lower cost than would otherwise be available in the market.
15. Quarterly Financial Data (Unaudited)
     Selected quarterly financial results for 2005 and 2004 were as follows (dollars in thousands, except share and per share amounts):

2005	Quarter (unaudited) (1)
	March 31	June 30	September 30	December 31	Year

Total revenues	$156,721	$158,421	$160,659	$200,348	$676,149
Income before minority interests and discontinued operations	41,343	48,059	27,602	92,943	209,947
Total minority interests’ share of income	(22,473)	(12,925)	(12,650)	(14,808)	(62,856)
Income from continuing operations	18,870	35,134	14,952	78,135	147,091
Total discontinued operations	32,010	9,401	17,125	72,122	130,658

Net income	50,880	44,535	32,077	150,257	277,749
Preferred unit distributions	(3,373)	(3,373)	(3,373)	(3,629)	(13,748)

Net income available to common unitholders	$47,507	$41,162	$28,704	$146,628	$264,001

Basic income per common unit (2)
Income from continuing operations	$0.18	$0.36	$0.13	$0.83	$1.51
Discontinued operations	0.36	0.11	0.19	0.81	1.47

Net income available to common unitholders	$0.54	$0.47	$0.32	$1.64	$2.98

Diluted income per common unit (2)
Income from continuing operations	$0.17	$0.35	$0.13	$0.80	$1.44
Discontinued operations	0.35	0.10	0.18	0.77	1.41

Net income available to common unitholders	$0.52	$0.45	$0.31	$1.57	$2.85

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	87,857,933	88,241,361	89,098,104	89,451,565	88,684,262

Diluted	91,240,898	91,795,834	93,034,016	93,422,964	92,508,725

(1)	Certain reclassifications have been made to the quarterly data to conform with the annual presentation with no net effect to net income or net income available to common unitholders.

(2)	The sum of quarterly financial data may vary from the annual data due to rounding.

2004	Quarter (unaudited) (1)
	March 31	June 30	September 30	December 31	Year

Total revenues	$141,201	$141,353	$153,522	$156,353	$592,429
Income before minority interests and discontinued operations	24,114	25,394	31,146	38,217	118,871
Total minority interests’ share of income	(9,855)	(11,154)	(11,509)	(11,452)	(43,970)
Income from continuing operations	14,259	14,240	19,637	26,765	74,901
Total discontinued operations	4,737	7,215	15,678	35,985	63,615

Net income	18,996	21,455	35,315	62,750	138,516
Preferred stock distributions	(3,373)	(3,373)	(3,373)	(3,372)	(13,491)
Net income available to common unitholders	$15,623	$18,082	$31,942	$59,378	$125,025

Basic income per common unit (2)
Income from continuing operations	$0.13	$0.13	$0.19	$0.27	$0.71
Discontinued operations	0.05	0.08	0.18	0.41	0.73

Net income available to common unitholders	$0.18	$0.21	$0.37	$0.68	$1.44

Diluted income per common unit (2)
Income from continuing operations	$0.12	$0.12	$0.18	$0.25	$0.68
Discontinued operations	0.05	0.08	0.17	0.40	0.71

Net income available to common unitholders	$0.17	$0.20	$0.35	$0.65	$1.39

WEIGHTED AVERAGE COMMON UNITS OUTSTANDING
Basic	86,447,303	86,824,795	86,943,931	87,277,240	86,885,250

Diluted	89,617,834	89,288,954	90,146,245	91,003,313	90,120,250

(1)	Certain reclassifications have been made to the quarterly data to conform with the annual presentation with no net effect to net income or net income available to common unitholders.

(2)	The sum of quarterly financial data may vary from the annual data due to rounding.
16. Segment Information
     The Operating Partnership mainly operates industrial properties and manages its business by markets. Such industrial properties represent more than 99.7% of the Operating Partnership’s portfolio by rentable square feet and consist primarily of warehouse distribution facilities suitable for single or multiple customers, and are typically comprised of multiple buildings that are leased to customers engaged in various types of businesses. The Operating Partnership’s geographic markets for industrial properties are managed separately because each market requires different operating, pricing and leasing strategies. The remaining 0.3% of the Operating Partnership’s portfolio is comprised of retail and other properties located in Southeast Florida and Georgia. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (See footnote 2). The Operating Partnership evaluates performance based upon property net operating income of the combined properties in each segment.
     The other domestic target markets category includes Austin, Baltimore/Washington D.C., Boston and Minneapolis. The other domestic non-target markets category captures all of the Operating Partnership’s other U.S. markets, except for those markets listed individually in the table. The international target markets category includes France, Germany, Japan, Mexico and the Netherlands.

     Summary information for the reportable segments is as follows (dollars in thousands):

	Rental Revenues			Property NOI (1)
Segments	2005	2004	2003	2005	2004	2003
Industrial domestic hub and gateway markets:
Atlanta	$21,752	$30,411	$29,080	$16,963	$23,765	$23,048
Chicago	55,088	44,991	43,835	38,116	31,378	29,933
Dallas/Fort Worth	16,791	16,551	16,136	11,491	11,218	10,879
Los Angeles	106,104	103,438	93,823	84,330	80,960	74,431
Northern New Jersey/New York	85,331	64,662	52,709	61,278	45,022	34,735
San Francisco Bay Area	86,627	98,885	109,819	69,003	79,429	90,008
Miami	34,899	33,821	32,897	23,713	23,027	23,304
Seattle	44,368	41,675	31,813	34,394	32,539	24,863
On-Tarmac	56,912	54,425	49,152	33,198	30,596	26,580

Total industrial domestic hub markets	507,872	488,859	459,264	372,486	357,934	337,781
Other domestic target markets	104,301	109,560	103,051	74,150	80,170	74,159
Other domestic non-target markets	33,126	34,004	29,588	24,643	25,351	21,611
International target markets	30,762	25,641	6,101	23,942	20,694	5,697
Straight-line rents and amortization of lease intangibles	19,523	16,281	10,662	19,523	16,281	10,662
Total other markets	2,759	6,403	12,642	1,849	3,546	7,793
Discontinued operations	(66,136)	(101,214)	(117,643)	(47,594)	(72,700)	(86,851)

Total	$632,207	$579,534	$503,665	$468,999	$431,276	$370,852

(1)	Property net operating income (“NOI”) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. For a reconciliation of NOI to net income, see the table below.
     The Operating Partnership considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of the Operating Partnership’s real estate portfolio on a segment basis, and the Operating Partnership uses NOI to make decisions about resource allocations and to assess regional property level performance. However, NOI should not be viewed as an alternative measure of the Operating Partnership’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact the Operating Partnership’s results from operations. Further, the Operating Partnership’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. The following table is a reconciliation from NOI to reported net income, a financial measure under GAAP:

	2005	2004	2003
Property NOI	$468,999	$431,276	$370,852
Private capital income	43,942	12,895	13,337
Depreciation and amortization	(165,438)	(141,120)	(116,067)
Impairment losses	—	—	(5,251)
General and administrative	(77,409)	(58,843)	(46,418)
Fund costs	(1,482)	(1,741)	(825)
Equity in earnings of unconsolidated joint ventures	10,770	3,781	5,445
Interest and other income	6,499	3,758	3,976
Gains from dispositions of real estate	19,099	5,219	7,429
Development profits, net of taxes	54,811	8,528	14,441
Interest, including amortization	(149,844)	(144,882)	(131,878)
Total minority interests’ share of income	(62,856)	(43,970)	(42,556)
Total discontinued operations	130,658	63,615	74,604

Net income	$277,749	$138,516	$147,089

     The Operating Partnership’s total assets by market were:

	Total Assets as of
	December 31, 2005	December 31, 2004
Industrial domestic hub and gateway markets:
Atlanta	$208,751	$204,554
Chicago	504,581	479,919
Dallas/Fort Worth	137,112	143,953
Los Angeles	930,917	922,401
Northern New Jersey/New York	756,719	775,784
San Francisco Bay Area	789,129	788,120
Miami	372,728	363,694
Seattle	371,029	377,142
On-Tarmac	245,046	239,377

Total industrial domestic hub markets	4,316,012	4,294,944
Other domestic target markets	693,287	825,930
Other non-target markets and other	264,954	308,428
International target markets	975,960	684,184
Total other markets	10,277	15,915
Investments in unconsolidated joint ventures	118,653	55,166
Non-segment assets (1)	423,596	202,376

Total assets	$6,802,739	$6,386,943

(1)	Non-segment assets consist of corporate assets including cash and mortgages receivable.
17. Subsequent Events
     Effective January 27, 2006, Robert Pattillo Properties, Inc. exercised its rights under its Put Agreement, dated September 24, 2004, with the Operating Partnership, and sold all of its series N preferred units to the Operating Partnership at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale. Also on January 27, 2006, AMB Property II, L.P. repurchased all of the series N preferred units from the Operating Partnership at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale and cancelled all of the outstanding series N preferred units as of such date.
     On February 16, 2006, the Operating Partnership and certain of its consolidated subsidiaries entered into a third amended and restated credit agreement for a $250 million unsecured revolving credit facility that replaced the then-existing $100 million unsecured revolving credit facility that was to mature in June 2008. The Company, along with the Operating Partnership, guarantees the obligations for such subsidiaries and other entities controlled by the Company or the Operating Partnership that are selected to be borrowers by the Operating Partnership from time to time under and pursuant to the credit facility. The four-year credit facility includes a multi-currency component under which up to $250 million can be drawn in U.S. dollars, Hong Kong dollars, Singapore dollars, Canadian dollars and Euros. The line, which matures in February 2010 and carries a one-year extension option, can be increased up to $350 million upon certain conditions and the payment of an extension fee equal to 0.15% of the outstanding commitments. The rate on the borrowings is generally LIBOR plus a margin, based on the current credit rating of the Operating Partnership’s senior unsecured long-term debt, which is currently 60 basis points, with an annual facility fee based on the current credit rating of the Operating Partnership’s senior unsecured long-term debt. The credit agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios by the Operating Partnership, and negative covenants, including limitations on the incurrence of liens and limitations on mergers or consolidations. The borrowers intend to use the proceeds from the facility to fund the acquisition and development of properties and general working capital requirements.
     Subsequent to the filing of the Operating Partnership’s annual report on Form 10-K on March 10, 2006, the Company and the Operating Partnership plan to file a registration statement on Form S-3 with the Securities and Exchange Commission (SEC) on June 21, 2006 with respect to the offer, from time to time, of up to $500,000,000 of one or more series of medium-term notes that may be issued by the Operating Partnership and guaranteed by the Company. In connection with the filing of this registration statement on Form S-3 and for the sole purpose of meeting post-annual report SEC reporting requirements with respect to such registration statement, the Operating Partnership restated its audited consolidated financial statements for the year ended December 31, 2005 due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that require the Operating Partnership to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Operating Partnership has restated its audited consolidated financial statements for the year ended December 31, 2005 to reflect two properties that were held for sale during the three months ended March 31, 2006 and met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $352,000 decrease in its previously reported income from continuing operations for the year ended December 31, 2005. As a result of the foregoing, Notes 4, 13, 15, 16 and 17 to the consolidated financial statements for the three years ended December 31, 2005, have been updated. There is no effect on the Operating Partnership’s previously reported net income, financial condition or cash flows.

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Atlanta
Airport Plaza	3	GA	IND	$4,334	$1,811	$5,093	$735	$1,811	$5,828	$7,639	$486	2003	5-40
Airport South Business Park	8	GA	IND	16,440	9,200	16,436	13,715	9,200	30,151	39,352	4,002	2001	5-40
AMB Airlogistics Center	3	GA	IND	17,225	7,757	19,083	26	7,757	19,110	26,867	367	2005	5-40
Amwiler-Gwinnett Ind. Park	6	GA	IND	5,264	3,488	10,486	3,315	3,488	13,801	17,290	4,061	1995	5-40
Atlanta South Business Park	9	GA	IND	—	8,047	24,180	2,852	8,047	27,032	35,078	6,702	1997	5-40
South Ridge at Hartsfield	1	GA	IND	3,912	2,096	4,008	615	2,096	4,623	6,719	523	2001	5-40
Southfield/KRDC Industrial SG	13	GA	IND	32,859	13,578	35,730	7,368	13,578	43,098	56,676	6,198	1997	5-40
Southside Distribution Center	1	GA	IND	1,064	766	2,480	105	766	2,585	3,351	312	2001	5-40
Sylvan Industrial	1	GA	IND	—	1,946	5,905	631	1,946	6,536	8,482	1,167	1999	5-40
Chicago
Addison Business Center	1	IL	IND	—	1,060	3,228	387	1,060	3,615	4,675	613	2000	5-40
Alsip Industrial	1	IL	IND	—	1,200	3,744	694	1,200	4,438	5,638	874	1998	5-40
AMB District Industrial	1	IL	IND	—	703	1,338	172	703	1,511	2,214	103	2004	5-40
AMB Glendale Lakes Dist.	2	IL	IND	—	2,801	7,646	6	2,801	7,652	10,453	20	2005	5-40
AMB Golf Distribution	1	IL	IND	14,141	7,740	16,749	115	7,740	16,864	24,604	523	2005	5-40
AMB High Grove Distribution	1	IL	IND	4,275	2,158	3,792	14	2,158	3,806	5,964	69	2005	5-40
AMB Nicholas Warehouse	1	IL	IND	—	4,681	5,811	1,826	4,681	7,637	12,317	385	2005	5-40
AMB O’Hare	14	IL	IND	9,170	2,924	8,995	2,593	2,924	11,588	14,512	2,000	1999	5.40
AMB Port O’Hare	2	IL	IND	5,861	4,913	5,761	1,182	4,913	6,943	11,856	1,209	2001	5-40
AMB Sivert Distribution	1	IL	IND	—	857	1,377	573	857	1,950	2,807	122	2004	5-40
AMB Turnberry Distribution	5	IL	IND	61,620	19,112	78,361	452	19,112	78,813	97,924	2,860	2004	5-40
Belden Avenue SGP	3	IL	IND	9,676	5,393	13,655	849	5,487	14,410	19,897	2,706	1997	5-40
Bensenville Ind Park	13	IL	IND	—	20,799	62,438	17,427	20,799	79,865	100,664	21,482	1997	5-40
Bridgeview Industrial	1	IL	IND	—	1,332	3,996	560	1,332	4,556	5,888	943	1997	5-40
Chancellory Warehouse	1	IL	IND	2,486	1,566	2,006	839	1,566	2,845	4,411	363	2002	5-40
Chicago Industrial Portfolio	1	IL	IND	—	762	2,285	744	762	3,029	3,791	642	1997	5-40
Chicago Ridge Freight Terminal	1	IL	IND	—	3,705	3,576	141	3,705	3,717	7,422	476	2001	5-40
Elk Grove Village SG	10	IL	IND	16,267	7,059	21,739	4,771	7,059	26,510	33,569	4,655	1997	5-40
Executive Drive	1	IL	IND	—	1,399	4,236	1,331	1,399	5,567	6,966	1,495	1997	5-40
Hamilton Parkway	1	IL	IND	—	1,554	4,408	575	1,554	4,983	6,537	1,107	1997	5-40
Hintz Building	1	IL	IND	—	420	1,259	402	420	1,661	2,081	372	1998	5-40
Itasca Industrial Portfolio	6	IL	IND	—	6,416	19,289	4,288	6,416	23,577	29,994	6,626	1997	5-40
Melrose Park Distribution Ctr.	1	IL	IND	—	2,936	9,190	2,147	2,936	11,337	14,273	3,393	1997	5-40
NDP — Chicago	3	IL	IND	—	1,496	4,487	1,098	1,496	5,585	7,081	1,532	1998	5-40
O’Hare Industrial Portfolio	12	IL	IND	—	5,497	15,955	5,259	5,497	21,213	26,711	5,148	1997	5-40
Poplar Gateway Truck Terminal	1	IL	IND	—	4,551	3,152	58	4,551	3,211	7,761	238	2002	5-40
Stone Distribution Center	1	IL	IND	2,859	2,242	3,266	867	2,242	4,133	6,375	281	2003	5-40
Thorndale Distribution	1	IL	IND	5,355	4,130	4,216	426	4,130	4,642	8,771	542	2002	5-40
Touhy Cargo Terminal	1	IL	IND	5,183	2,800	110	4,572	2,800	4,682	7,482	308	2002	5-40
Windsor Court	1	IL	IND	—	766	2,338	165	766	2,503	3,269	539	1997	5-40
Wood Dale Industrial SG	5	IL	IND	8,411	2,868	9,166	1,238	2,868	10,404	13,272	1,527	1999	5-40
Yohan Industrial	3	IL	IND	4,476	5,904	7,323	1,416	5,904	8,739	14,643	904	2003	5-40
Dallas/Ft. Worth
Addison Technology Center	1	TX	IND	—	899	2,696	1,267	899	3,963	4,861	1,044	1998	5-40
Dallas Industrial	12	TX	IND	—	5,938	17,836	5,758	5,938	23,594	29,532	6,798	1997	5-40
Greater Dallas Industrial Port	4	TX	IND	—	4,295	14,285	3,130	4,295	17,415	21,711	4,868	1997	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Lincoln Industrial Center	1	TX	IND	—	671	2,052	321	671	2,373	3,044	644	1997	5-40
Lonestar Portfolio	6	TX	IND	15,414	6,009	19,773	4,277	6,451	23,608	30,059	2,903	1997	5-40
Northfield Dist. Center	6	TX	IND	21,867	7,728	24,492	1,468	7,729	25,960	33,688	2,400	2002	5-40
Richardson Tech Center SGP	2	TX	IND	4,913	1,522	5,887	2,419	1,522	8,306	9,828	836	1997	5-40
Valwood Industrial	2	TX	IND	—	1,983	5,989	2,341	1,983	8,330	10,313	2,390	1997	5-40
West North Carrier Parkway	1	TX	IND	—	1,375	4,165	1,274	1,375	5,439	6,814	1,393	1997	5-40
Los Angeles
AMB Forest Distribution Center	1	CA	IND	—	2,990	3,487	306	2,990	3,792	6,782	53	2005	5-40
AMB Line Haul Distribution Ctr	2	CA	IND	—	3,474	4,913	—	3,474	4,913	8,387	—	2005	5-40
AMB Starboard Distribution Ctr	1	CA	IND	—	19,683	17,387	756	19,683	18,143	37,825	420	2005	5-40
AMB Triton Distribution Center	1	CA	IND	—	6,856	7,135	65	6,856	7,200	14,056	35	2005	5-40
Anaheim Industrial Property	1	CA	IND	—	1,457	4,341	857	1,457	5,198	6,654	1,262	1997	5-40
Artesia Industrial	24	CA	IND	44,947	22,238	66,692	12,133	22,238	78,825	101,063	19,570	1997	5-40
Aviation Logistics Center A-L	8	CA	IND	31,950	22,141	19,178	2,965	22,141	22,143	44,284	1,527	2003	5-40
Bell Ranch Distribution	5	CA	IND	—	6,904	12,915	1,039	6,904	13,954	20,858	1,794	2001	5-40
Cabrillo Distribution Center	1	CA	IND	12,122	7,563	11,177	35	7,563	11,212	18,776	848	2002	5-40
Carson Industrial	12	CA	IND	—	4,231	10,418	5,270	4,231	15,688	19,920	3,061	1999	5-40
Carson Town Center	2	CA	IND	—	6,565	3,210	14,944	6,565	18,153	24,719	2,282	2000	5-40
Chartwell Distribution Center	1	CA	IND	—	2,711	8,191	979	2,711	9,170	11,882	1,272	2000	5-40
Del Amo Industrial Center	1	CA	IND	—	2,529	7,651	74	2,529	7,725	10,254	1,012	2000	5-40
Eaves Distribution Center	3	CA	IND	14,620	11,893	12,708	2,651	11,893	15,359	27,252	2,480	2001	5-40
Ford Distribution Cntr	7	CA	IND	—	24,557	22,046	3,986	24,557	26,032	50,588	3,618	2001	5-40
Fordyce Distribution Center	1	CA	IND	7,208	4,340	8,335	4,608	5,835	11,448	17,283	959	2001	5-40
Harris Bus Ctr Alliance II	9	CA	IND	31,770	20,772	31,050	3,599	20,863	34,558	55,421	5,679	2000	5-40
Hawthorne LAX Cargo AMBPTNII	1	CA	IND	8,114	2,775	8,377	514	2,775	8,891	11,666	1,169	2000	5-40
International Multifoods	1	CA	IND	—	1,613	4,879	1,602	1,613	6,481	8,094	1,600	1997	5-40
LA Co Industrial Port SGP	6	CA	IND	22,029	9,430	29,242	4,503	9,432	33,743	43,175	4,500	1997	5-40
LAX Gateway	1	CA	IND	16,124	—	26,774	310	—	27,084	27,084	1,949	2004	5-40
LAX Logistics Center 1	2	CA	IND	31,236	29,622	25,913	1,588	29,622	27,501	57,123	1,903	2003	5-40
Los Nietos Business Center SG	4	CA	IND	7,672	2,488	7,751	973	2,488	8,724	11,212	1,273	1999	5-40
NDP — Los Angeles	6	CA	IND	—	5,948	17,844	3,493	5,948	21,337	27,285	4,736	1998	5-40
Normandie Industrial	1	CA	IND	—	2,398	7,491	1,756	2,398	9,247	11,644	1,807	2000	5-40
Northpointe Commerce	2	CA	IND	—	1,773	5,358	653	1,773	6,011	7,784	1,441	1997	5-40
Park One at LAX, LLC	—	CA	IND	—	75,000	431	386	75,000	817	75,817	44	2002	5-40
Pioneer-Alburtis	5	CA	IND	7,978	2,422	7,166	1,154	2,422	8,320	10,742	1,301	1999	5-40
Slauson Dist. Ctr. AMBPTNII	8	CA	IND	25,238	7,806	23,552	5,610	7,806	29,162	36,968	4,195	2000	5-40
Sunset Dist. Center	3	CA	IND	11,607	13,360	2,765	9,970	13,360	12,735	26,094	857	2002	5-40
Systematics	1	CA	IND	—	911	2,773	638	911	3,411	4,322	983	1997	5-40
Torrance Commerce Center	6	CA	IND	—	2,045	6,136	1,276	2,045	7,412	9,457	1,946	1998	5-40
Van Nuys Airport Industrial	4	CA	IND	—	9,393	8,641	15,215	9,393	23,856	33,249	4,518	2000	5-40
Walnut Drive	1	CA	IND	—	964	2,918	763	964	3,681	4,645	908	1997	5-40
Watson Industrial Center AFdII	1	CA	IND	4,362	1,713	5,321	1,325	1,713	6,646	8,358	951	2001	5-40
Wilmington Avenue Warehouse	2	CA	IND	—	3,849	11,605	3,668	3,849	15,273	19,122	3,633	1999	5-40
Miami
Beacon Centre	18	FL	IND	65,798	31,704	96,681	21,024	31,704	117,705	149,409	20,619	2000	5-40
Beacon Industrial Park	8	FL	IND	—	10,105	31,437	6,340	10,105	37,777	47,882	8,639	1997	5-40
Beacon Lakes 109	1	FL	IND	18,450	1,689	8,133	923	1,689	9,056	10,745	401	2005	5-40
Blue Lagoon Business Park	2	FL	IND	—	4,945	14,875	1,533	4,945	16,408	21,353	3,889	1997	5-40
Cobia Distribution Center	2	FL	IND	—	1,792	5,950	1,532	1,792	7,482	9,274	191	2004	5-40
Dolphin Distribution Center	1	FL	IND	2,385	1,581	3,602	154	1,581	3,756	5,337	96	2003	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
AMB MIA Logistics Ctr 6905	1	FL	IND	—	2,793	6,913	142	2,793	7,054	9,847	148	2005	5-40
AMB Seaboard Industrial Park	3	FL	IND	—	700	2,413	87	700	2,500	3,200	4	2005	5-40
Gratigny Distribution Center	1	FL	IND	3,800	1,551	2,380	897	1,551	3,277	4,828	339	2003	5-40
Marlin Distribution Center	1	FL	IND	—	1,076	2,169	619	1,076	2,788	3,864	286	2003	5-40
Miami Airport Business Center	6	FL	IND	—	6,400	19,634	2,946	6,400	22,580	28,980	4,235	1999	5-40
Panther Distribution Center	1	FL	IND	3,900	1,840	3,252	1,024	1,840	4,276	6,116	228	2003	5-40
Sunrise Industrial	3	FL	IND	7,415	4,573	17,088	506	4,573	17,594	22,167	2,669	1998	5-40
Tarpon Distribution Center	1	FL	IND	2,544	884	3,914	215	884	4,129	5,013	302	2004	5-40
No. New Jersey/New York City
AMB JFK Airgate Center	4	NY	IND	13,055	5,980	26,393	1,808	5,980	28,201	34,181	866	2005	5-40
AMB Meadowlands Park	8	NJ	IND	—	5,449	14,458	4,225	5,449	18,683	24,132	3,466	2000	5-40
AMB Pointview Dist. Ctr.	1	NJ	IND	12,547	4,693	12,355	473	4,693	12,827	17,520	143	2005	5-40
AMB Tri-Port Distribution Ctr	1	NJ	IND	—	25,672	19,853	226	25,672	20,079	45,751	866	2004	5-40
Dellamor	8	NJ	IND	13,928	12,061	11,577	2,059	12,061	13,636	25,697	1,467	2002	5-40
Docks Corner SG (Phase II)	1	NJ	IND	34,465	13,672	22,516	20,360	13,672	42,876	56,548	6,355	1997	5-40
Fairfalls Portfolio	28	NJ	IND	33,836	20,381	45,038	2,497	20,381	47,535	67,916	2,983	2004	5-40
Fairmeadows Portfolio (19-21)	3	NJ	IND	6,976	4,317	8,836	76	4,317	8,912	13,229	473	2004	5-40
Fairmeadows Portfolio 1-18, except 14)	17	NJ	IND	23,831	18,615	27,901	3,968	18,615	31,869	50,484	2,317	2003	5-40
Jamesburg Road Corporate Park	3	NJ	IND	21,146	11,700	35,101	6,030	11,700	41,132	52,832	8,945	1998	5-40
JFK Air Cargo	15	NY	IND	—	16,944	45,694	6,331	16,944	52,025	68,969	9,710	2000	5-40
JFK Airport Park	1	NY	IND	—	2,350	7,251	1,039	2,350	8,290	10,639	1,477	2000	5-40
JFK Logistics Center Bldgs A-D	4	NY	IND	100,836	57,487	96,593	162	57,487	96,755	154,242	4,530	2004	5-40
Linden Industrial	1	NJ	IND	—	900	2,753	1,493	900	4,246	5,146	778	1999	5-40
Mahwah Corporate Center	4	NJ	IND	—	7,068	22,086	3,042	7,068	25,128	32,197	4,419	1998	5-40
Meadow Lane	1	NJ	IND	—	838	2,594	304	838	2,898	3,736	591	1999	5-40
Meadowlands ALFII	4	NJ	IND	11,760	6,666	13,093	2,234	6,666	15,327	21,993	2,527	2001	5-40
Meadowlands Cross Dock	1	NJ	IND	—	1,110	3,485	1,040	1,110	4,525	5,635	1,017	2000	5-40
Moonachie Industrial	2	NJ	IND	5,256	2,731	5,228	399	2,731	5,627	8,358	812	2001	5-40
Mooncreek Distribution Center	1	NJ	IND	—	2,958	7,924	46	2,958	7,970	10,928	441	2004	5-40
Murray Hill Parkway	2	NJ	IND	—	1,670	2,568	5,278	1,670	7,846	9,516	2,697	1999	5-40
Newark Airport I & II	2	NJ	IND	3,444	1,755	5,400	569	1,755	5,969	7,724	1,161	2000	5-40
Orchard Hill	1	NJ	IND	1,273	1,212	1,411	624	1,212	2,035	3,247	129	2002	5-40
Porete Avenue Warehouse	1	NJ	IND	—	4,067	12,202	5,215	4,067	17,417	21,484	3,710	1998	5-40
Skyland Crossdock	1	NJ	IND	—	—	7,250	266	—	7,516	7,516	731	2002	5-40
Teterboro Meadowlands 15	1	NJ	IND	9,389	4,961	9,618	1,397	4,961	11,015	15,976	2,358	2001	5-40
Two South Middlesex	1	NJ	IND	—	2,247	6,781	2,239	2,247	9,020	11,267	2,297	1997	5-40
On-Tarmac
AMB BWI Cargo Center E	1	MD	IND	—	—	6,367	114	—	6,481	6,481	1,797	2000	5-19
AMB DAY Cargo Center	5	OH	IND	6,395	—	7,163	450	—	7,613	7,613	1,919	2000	5-23
AMB DFW Cargo Center 1	1	TX	IND	—	—	34,199	157	—	34,355	34,355	(1)	2000	5-32
AMB DFW Cargo Center 2	1	TX	IND	—	—	4,286	14,536	—	18,822	18,822	3,181	1999	5-39
AMB DFW Cargo Center East	3	TX	IND	5,812	—	20,632	1,103	—	21,735	21,735	4,260	2000	5-26
AMB IAD Cargo Center 5	1	VA	IND	—	—	38,840	348	—	39,188	39,188	9,102	2000	5-15
AMB JAX Cargo Center	1	FL	IND	—	—	3,029	100	—	3,129	3,129	714	2000	5-22
AMB JFK Cargo Center 75_77	2	NJ	IND	—	—	30,965	4,510	—	35,475	35,475	9,763	2002	5-13
AMB LAS Cargo Center 1_4	4	NV	IND	—	—	19,721	1,276	—	20,997	20,997	2,161	2003	5-33
AMB LAX Cargo Center	3	CA	IND	6,772	—	13,445	283	—	13,728	13,728	3,259	2000	5-22
AMB MCI Cargo Center 1	1	MO	IND	4,520	—	5,793	253	—	6,046	6,046	1,745	2000	5-18
AMB MCI Cargo Center 2	1	MO	IND	8,705	—	8,134	90	—	8,224	8,224	1,533	2000	5-27
AMB MIA Cargo Ctr 712	1	FL	IND	—	—	18,260	583	—	18,843	18,843	797	2005	5-32
AMB PDX Cargo Center Airtrans	2	OR	IND	—	—	26	11,076	—	11,102	11,102	1,712	2002	5-28
AMB PHL Cargo Center C2	1	PA	IND	—	—	9,716	2,127	—	11,843	11,843	3,168	2000	5-27

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
AMB RNO Cargo Center 10_11	2	NV	IND	—	—	6,014	232	—	6,246	6,246	823	2003	5-23
AMB SEA Air Cargo Center 314	1	WA	IND	2,424	—	2,939	992	—	3,931	3,931	1,065	2003	5-15
AMB SEA Cargo Center North	2	WA	IND	4,077	—	15,594	365	—	15,959	15,959	3,120	2000	5-27
AMB SEA Cargo Center South	1	WA	IND	—	—	3,056	283	—	3,339	3,339	1,259	2000	5-14
San Francisco Bay Area
Acer Distribution Center	1	CA	IND	—	3,146	9,479	2,990	3,146	12,469	15,616	3,435	1997	5-40
Albrae Business Center	1	CA	IND	7,473	6,299	6,227	1,060	6,299	7,287	13,586	934	2001	5-40
Alvarado Business Center SG	5	CA	IND	23,012	6,328	26,671	10,077	6,328	36,748	43,076	5,296	1997	5-40
AMB Spruce Avenue	1	CA	IND	31,352	32,702	33,092	2	32,702	33,094	65,795	360	2005	5-40
Brennan Distribution	1	CA	IND	3,997	3,683	3,022	2,193	3,683	5,215	8,898	1,211	2001	5-40
Central Bay	2	CA	IND	6,706	3,896	7,400	1,850	3,896	9,250	13,145	1,625	2001	5-40
Component Drive Ind Port	3	CA	IND	—	12,688	6,974	1,467	12,688	8,441	21,129	1,306	2001	5-40
Dado Distribution	1	CA	IND	—	7,221	3,739	2,312	7,221	6,051	13,272	880	2001	5-40
Doolittle Distribution Center	1	CA	IND	—	2,644	8,014	1,257	2,644	9,271	11,915	1,653	2000	5-40
Dowe Industrial Center	2	CA	IND	—	2,665	8,034	2,130	2,665	10,164	12,828	2,608	1997	5-40
Dublin Industrial Portfolio	1	CA	IND	—	2,980	9,042	2,059	2,980	11,101	14,081	1,830	2000	5-40
East Bay Doolittle	1	CA	IND	—	7,128	11,023	2,551	7,128	13,574	20,702	2,179	2001	5-40
East Bay Whipple	1	CA	IND	6,639	5,333	8,126	1,678	5,333	9,804	15,137	1,373	2001	5-40
East Grand Airfreight	2	CA	IND	3,945	5,093	4,190	37	5,093	4,227	9,320	344	2003	5-40
Edgewater Industrial Center	1	CA	IND	—	4,038	15,113	5,015	4,038	20,128	24,166	3,864	2000	5-40
Fairway Drive Ind SGP	4	CA	IND	11,777	4,204	13,949	3,058	4,204	17,007	21,211	2,397	1997	5-40
Hayward Industrial — Hathaway	2	CA	IND	—	4,473	13,546	865	4,473	14,411	18,883	1,926	2000	5-40
Junction Industrial Park	4	CA	IND	—	7,875	23,975	3,754	7,875	27,729	35,604	5,578	1999	5-40
Laurelwood Drive	2	CA	IND	—	2,750	8,538	665	2,750	9,203	11,953	1,959	1997	5-40
Lawrence SSF	1	CA	IND	—	2,870	5,521	1,164	2,870	6,685	9,555	1,221	2001	5-40
Marina Business Park	2	CA	IND	4,145	3,280	4,316	424	3,280	4,740	8,021	424	2002	5-40
Martin/Scott Ind Port	2	CA	IND	—	9,052	5,309	446	9,052	5,755	14,807	750	2001	5-40
MBC Industrial	4	CA	IND	—	5,892	17,716	3,439	5,892	21,155	27,047	5,392	1997	5-40
Milmont Page SGP	3	CA	IND	10,996	3,420	10,600	3,274	3,420	13,874	17,294	1,915	1997	5-40
Moffett Distribution	7	CA	IND	18,359	26,916	11,277	2,772	26,916	14,049	40,964	2,041	2001	5-40
Moffett Park / Bordeaux R&D	14	CA	IND	—	14,805	44,462	13,615	14,805	58,077	72,882	17,964	1997	5-40
Pacific Business Center	2	CA	IND	—	5,417	16,291	3,776	5,417	20,067	25,484	5,077	1997	5-40
Pardee Drive SG	1	CA	IND	1,475	619	1,880	283	619	2,164	2,782	288	1999	5-40
Silicon Valley R&D	5	CA	IND	—	6,700	20,186	11,247	6,700	31,433	38,133	8,636	1997	5-40
South Bay Industrial	8	CA	IND	42	14,992	45,016	7,223	14,992	52,239	67,231	13,196	1997	5-40
Utah Airfreight	1	CA	IND	16,627	18,753	8,381	1,733	18,753	10,114	28,867	1,085	2003	5-40
Wiegman Road	1	CA	IND	—	1,563	4,688	1,584	1,563	6,272	7,835	1,689	1997	5-40
Williams & Burroughs AMB PrtII	4	CA	IND	7,618	2,262	6,981	3,389	2,262	10,370	12,632	2,408	1999	5-40
Willow Park Industrial	21	CA	IND	—	25,590	76,771	18,074	25,590	94,845	120,436	22,193	1998	5-40
Yosemite Drive	1	CA	IND	—	2,350	7,051	1,045	2,350	8,096	10,447	1,816	1997	5-40
Zanker/Charcot Industrial	5	CA	IND	—	5,282	15,887	3,509	5,282	19,396	24,678	4,881	1997	5-40
Seattle
Black River	1	WA	IND	3,275	1,845	3,559	427	1,845	3,986	5,830	634	2001	5-40
Earlington Business Park	1	WA	IND	4,059	2,766	3,234	882	2,766	4,116	6,882	514	2002	5-40
East Valley Warehouse	1	WA	IND	—	6,813	20,511	5,887	6,813	26,398	33,211	6,579	1999	5-40
Harvest Business Park	3	WA	IND	—	2,371	7,153	1,578	2,371	8,731	11,102	2,402	1997	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable Life
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	(Years)
AMB Portside Distribution Cent	1	WA	IND	—	9,964	14,421	2,686	9,964	17,107	27,071	241	2005	5-40
AMB Sumner Landing	1	WA	IND	—	6,937	17,577	2,016	6,937	19,593	26,530	435	2005	5-40
Kent Centre Corporate Park	4	WA	IND	—	3,042	9,165	1,918	3,042	11,083	14,125	2,867	1997	5-40
Kingsport Industrial Park	7	WA	IND	—	8,101	23,812	5,842	7,919	29,836	37,755	7,620	1997	5-40
NDP — Seattle	4	WA	IND	11,437	3,992	11,774	1,275	3,993	13,048	17,041	1,387	1998	5-40
Northwest Distribution Center	3	WA	IND	—	3,533	10,751	1,309	3,533	12,060	15,593	3,092	1997	5-40
Puget Sound Airfreight	1	WA	IND	—	1,329	1,830	383	1,329	2,213	3,542	322	2002	5-40
Renton Northwest Corp. Park	6	WA	IND	23,438	25,959	14,792	1,161	25,959	15,953	41,912	1,610	2002	5-40
SEA Logistics Center 1	3	WA	IND	17,345	9,218	18,967	1,146	9,217	20,114	29,331	1,424	2003	5-40
SEA Logistics Center 2	3	WA	IND	14,197	11,535	24,601	1,502	12,874	24,764	37,638	1,517	2003	5-40
Trans-Pacific Industrial Park	11	WA	IND	48,600	31,675	42,210	6,091	31,675	48,301	79,976	3,366	2003	5-40
Other Industrial Markets
Activity Distribution Center	4	CA	IND	—	3,736	11,248	2,775	3,736	14,023	17,759	3,501	1997	5-40
AMB Broadmoor Distribution	1	MA	IND	—	2,459	5,720	—	2,460	5,719	8,179	79	2005	5-40
AMB Capronilaan	1	The Netherlands	IND	14,737	8,525	14,633	—	8,525	14,633	23,158	775	2004	5-40
AMB CDG Cargo Center SAS	1	France	IND	19,468	—	37,002	—	—	37,002	37,002	1,356	2004	5-37
AMB Cedar Hill Distribution	1	MA	IND	—	1,274	3,329	—	1,274	3,329	4,603	43	2005	5-40
AMB Energy Park Distribution	1	MN	IND	8,970	3,700	9,374	138	3,701	9,511	13,212	179	2005	5-40
AMB Industrial Park Bus. Ctr	1	MN	IND	3,240	1,648	4,188	8	1,649	4,195	5,844	160	2004	5-40
AMB Jiuting DC	1	Shanghai	IND	—	—	8,290	—	—	8,290	8,290	—	2005	5-40
AMB L’Isle D’Abeau	1	Lyon	IND	—	3,710	14,174	—	3,710	14,174	17,884	267	2005	5-40
AMB Lunar Pointe Distribution	1	MN	IND	—	2,309	5,601	—	2,309	5,601	7,910	—	2005	5-40
AMB Northpoint Indust. Center	3	MN	IND	6,300	2,769	8,087	32	2,769	8,119	10,888	388	2004	5-40
AMB Pinewood Distribution	1	MA	IND	16,000	7,835	15,130	—	7,835	15,130	22,965	87	2005	5-40
AMB Schiphol Dist Center	1	The Netherlands	IND	8,896	5,618	8,595	—	5,618	8,595	14,213	321	2004	5-40
AMB Shady Oak Indust. Center	1	MN	IND	1,760	897	1,794	247	896	2,042	2,938	115	2004	5-40
B.W.I.P.	2	MD	IND	—	2,258	5,149	1,185	2,258	6,334	8,592	646	2002	5-40
Beltway Distribution	1	VA	IND	—	4,800	15,159	6,036	4,800	21,195	25,995	5,104	1999	5-40
Boston Industrial	17	MA	IND	7,775	16,125	49,811	18,597	16,125	68,408	84,533	18,476	1998	5-40
Boston Marine Industrial Park	1	MA	IND	49,559	—	69,135	2,073	—	71,208	71,208	4,396	2004	5-40
Bourget Industrial	1	France	IND	20,433	9,753	23,172	—	9,752	23,173	32,925	1,226	2003	5-40
Braemar Business Center	2	MN	IND	—	1,566	4,613	1,362	1,566	5,975	7,541	1,616	1998	5-40
Burnsville Business Center	1	MN	IND	—	932	2,796	1,356	932	4,152	5,084	1,401	1998	5-40
Cabot BP Land (KYDJ)	1	MA	IND	—	510	1,103	9,085	864	9,834	10,698	3,243	1998	5-40
Cabot Business Park	12	MA	IND	—	14,353	43,609	8,834	15,398	51,398	66,796	12,343	1998	5-40
Cabot Business Park SGP	3	MA	IND	15,846	5,800	16,968	3,385	6,252	19,901	26,153	1,915	2002	5-40
Chancellor	1	FL	IND	—	1,587	3,760	3,524	1,588	7,283	8,871	1,080	1996	5-40
Chancellor Square	3	FL	IND	14,326	2,009	6,106	4,467	2,009	10,573	12,582	3,176	1998	5-40
Chemway Industrial Portfolio	5	NC	IND	—	2,875	8,625	1,964	2,875	10,589	13,464	2,563	1998	5-40
CLT Logistics Center 1	11	NC	IND	20,539	5,443	22,818	1,819	5,569	24,511	30,080	1,558	2003	5-40
Columbia Business Center	9	MD	IND	3,222	3,856	11,736	3,706	3,856	15,442	19,298	3,808	1999	5-40
Corporate Park/Hickory Hill	7	TN	IND	11,572	6,789	23,796	524	6,788	24,321	31,109	5,534	1998	5-40
Corporate Square Industrial	6	MN	IND	—	4,024	12,113	3,329	4,024	15,442	19,466	4,526	1997	5-40
Corridor Industrial	1	MD	IND	2,300	996	3,019	328	996	3,347	4,343	657	1999	5-40
Crysen Industrial	1	MD	IND	—	1,425	4,275	1,191	1,425	5,466	6,891	1,440	1998	5-40
Dulles Commerce Center	1	MD	IND	—	849	3,038	279	849	3,317	4,166	140	2005	5-40

AMB PROPERTY, L.P.
SCHEDULE III
CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2005
(in thousands, except number of buildings)

					Initial Cost to Company			Gross Amount Carried at 12/31/05
							Costs
							Capitalized					Year of
	No of					Building &	Subsequent to		Building &	Total Costs	Accumulated	Construction/	Depreciable
Property	Bldgs	Location	Type	Encumbrances (3)	Land	Improvements	Acquisition	Land	Improvements	(1)(2)	Depreciation (4)	Acquisition	Life (Years)
Elmwood Distribution	5	LA	IND	—	4,163	12,488	3,825	4,163	16,313	20,476	2,752	1998	5-40
Frankfurt Logistic Center	1	Germany	IND	12,193	—	18,867	—	—	18,867	18,867	982	2003	5-40
Gateway Commerce Center	5	MD	IND	—	4,083	12,336	1,987	4,083	14,323	18,406	3,117	1999	5-40
Greenwood Industrial	3	MD	IND	—	4,729	14,188	3,044	4,729	17,232	21,961	3,955	1998	5-40
IAH Logistics Center	1	TX	IND	17,172	6,582	21,252	10	6,583	21,261	27,844	1,020	2004	5-40
Janitrol	1	OH	IND	—	1,797	5,390	474	1,797	5,864	7,661	1,298	1997	5-40
Koolhovenlaan 1&2	2	The Netherlands	IND	7,174	4,085	6,931	—	4,085	6,931	11,016	151	2005	5-40
Meadowridge Industrial	3	MD	IND	—	3,716	11,146	686	3,715	11,833	15,548	2,422	1998	5-40
Mendota Heights Gateway Common	1	MN	IND	—	1,367	4,565	2,647	1,367	7,212	8,579	2,885	1998	5-40
MET PHASE 1 95, LTD	5	TX	IND	—	10,968	32,944	4,540	10,968	37,484	48,452	8,010	1997	5-40
Minneapolis Distribution Port	3	MN	IND	—	4,052	13,374	3,977	4,051	17,352	21,403	4,224	1997	5-40
Minneapolis Industrial Port IV	4	MN	IND	7,068	4,938	14,853	2,753	4,937	17,607	22,544	4,904	1997	5-40
Oakland Ridge Ind Ctr I, II, and V	6	MD	IND	4,108	3,297	11,906	3,180	3,297	15,086	18,383	4,933	1999	5-40
Paris Nord Distribution I	1	France	IND	—	2,864	4,723	1,564	3,361	5,790	9,151	469	2002	5-40
Paris Nord Distribution II	1	France	IND	—	1,697	5,127	2,924	1,967	7,781	9,748	765	2002	5-40
Patriot Dist. Center	1	MA	IND	10,016	4,164	22,156	—	4,164	22,156	26,320	765	2005	5-40
Patuxent Range Road	2	MD	IND	—	1,696	5,127	1,098	1,696	6,225	7,921	1,543	1997	5-40
Penn James Warehouse	2	MN	IND	—	1,991	6,013	1,715	1,991	7,728	9,719	2,022	1996	5-40
Port of Hamburg	3	Hamburg	IND	17,746	—	34,218	2,173	—	36,391	36,391	—	2005	5-40
Port of Rotterdam	1	The Netherlands	IND	—	—	5,450	—	—	5,450	5,450	47	2005	5-40
Presidents Drive	6	FL	IND	—	5,770	17,656	3,879	5,771	21,534	27,305	5,264	1998	5-40
Preston Court	1	MD	IND	—	2,313	7,192	623	2,313	7,815	10,128	1,818	1997	5-40
Round Lake Business Center	1	MN	IND	—	875	2,625	761	875	3,386	4,261	930	1998	5-40
Sand Lake Service Center	6	FL	IND	—	3,483	10,585	4,557	3,483	15,142	18,625	4,103	1998	5-40
Scripps Sorrento	1	CA	IND	—	1,110	3,330	121	1,110	3,451	4,561	694	1998	5-40
Somerville Distribution Center	1	MA	IND	—	5,221	13,207	1,249	5,221	14,456	19,677	333	2005	5-40
South Point Business Park	5	NC	IND	7,992	3,130	10,452	2,199	3,130	12,651	15,781	2,905	1998	5-40
TechRidge Bldg 4.2 (Phase IVA)	1	TX	IND	7,500	3,465	10,735	126	3,464	10,862	14,326	16	2005	5-40
TechRidge Phase II	1	TX	IND	10,834	7,261	13,484	234	7,261	13,718	20,979	1,632	2001	5-40
TechRidge Phase IIIA Bldg. 4.1	1	TX	IND	9,200	3,143	12,215	—	3,143	12,215	15,358	830	2004	5-40
Twin Cities	2	MN	IND	—	4,873	14,638	7,587	4,873	22,225	27,098	6,341	1997	5-40
Willow Lake Business Park	10	TN	IND	1,671	12,415	35,987	15,486	12,409	51,479	63,888	15,489	1998	5-40
Other Retail Markets
AMB Garden City Industrial	1	GA	RET	—	441	2,604	134	462	2,717	3,179	111	2004	5-40
Beacon Centre — Headlands	1	FL	RET	—	2,523	7,669	1,094	2,523	8,763	11,286	1,305	2000	5-40

Total	875			$1,598,919	$1,521,035	$3,604,054	$675,699	$1,527,072	$4,273,716	$5,800,788	$693,324

		2005	2004	2003
(1)	Reconciliation of total cost to consolidated balance sheet caption as of December 31, 2005:
	Total per Schedule III (5)	$5,800,788	$5,814,767	$5,292,079
	Construction in process	997,506	711,377	199,628

	Total investments in properties	$6,798,294	$6,526,144	$5,491,707

(2)	Aggregate cost for federal income tax purposes of investments in real estate	$6,468,360	$6,263,171	$5,201,590

(3)	Reconciliation of total debt to consolidated balance sheet caption as of December 31, 2005:
	Total per Schedule III	$1,598,919	$1,828,864	$1,353,101
	Debt on properties held for divestiture	—	27,481	—
	Debt on development properties	301,623	25,413	—
	Unamortized premiums	11,984	10,766	10,789

	Total debt	$1,912,526	$1,892,524	$1,363,890

(4)	Reconciliation of accumulated depreciation to consolidated balance sheet caption as of December 31, 2005:
	Total per Schedule III	$693,324	$614,084	$485,559
	Accumulated depreciation on properties under renovation	4,064	1,562	—

	Total accumulated depreciation	$697,388	$615,646	$485,559

(5)	A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2005 is as follows:
	Investments in Properties:
	Balance at beginning of year	$6,526,144	$5,491,707	$4,922,782
	Acquisition of properties	505,127	687,072	523,994
	Improvements, including development properties	496,623	618,188	264,272
	Transfer basis adjustment	—	—	23,388
	Asset impairment	—	—	(5,251)
	Divestiture of properties	(770,869)	(185,564)	(339,605)
	Adjustment for properties held for divestiture	41,269	(85,259)	102,127

	Balance at end of year	$6,798,294	$6,526,144	$5,491,707

	Accumulated Depreciation:
	Balance at beginning of year	$615,646	$485,559	$368,205
	Depreciation expense, including discontinued operations	168,869	163,316	139,284
	Properties divested	(95,371)	(23,559)	(27,937)
	Adjustment for properties held for divestiture	8,244	(9,670)	6,007

	Balance at end of year	$697,388	$615,646	$485,559